UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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RPC, Inc.

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2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329

TO THE HOLDERS OF THE COMMON STOCK:

PLEASE TAKE NOTICE that the 2025 Annual Meeting of Stockholders of RPC, Inc., a Delaware corporation (“RPC” or the “Company”), will be held at 2170 Piedmont Road NE, Atlanta, Georgia, on Tuesday, April 22, 2025, at 12:15 P.M., for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1. To elect nine Nominees for a one-year term (expiring in 2026) to the Board of Directors:

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

RPC, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Proxy Statement dated March 12, 2025, is attached.

The Board of Directors has fixed the close of business on February 28, 2025, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

As permitted by the U.S. Securities and Exchange Commission rules, the Company is making the proxy materials relating to the Annual Meeting, including this Proxy Statement and the Company’s 2024 Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), available to our stockholders electronically via the Internet. On or about March 12, 2025, we mailed to our stockholders an Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 22, 2025 (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Important Notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 22, 2025: The 2025 Proxy Statement and 2024 Annual Report on Form 10-K to security holders are available at https://www.viewproxy.com/RPC/2025.

Voting can be completed in one of four ways:

Returning the Proxy Card by Mail	Via Telephone at 1-866-804-9616	Online at https://www.aalvote.com/ RES	Attending the meeting to vote In Person

By Order Of The Board Of Directors

Michael L. Schmit
Corporate Secretary
Atlanta, Georgia
March 12, 2025

Whether or not you expect to attend the annual meeting, please sign, date and return the enclosed proxy card promptly. Alternatively, you may vote your proxy by telephone or over the Internet by following the instructions on your proxy card or Notice. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

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MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

To our Stockholders,

On behalf of the Board of Directors, we are pleased to announce that we will hold our 2025 Annual Meeting of Stockholders on Tuesday, April 22, 2025, at 12:15 P.M.

In 2024 we continued to generate strong cash flow, launched new products and services and invested in new assets, while navigating a challenging oilfield services market. We remained focused on driving aspects of the business within our control and worked diligently to mitigate the impact of external factors. Our corporate objective is to create long-term shareholder value by delivering world-class oilfield services to our customers with a conservative financial management approach. We believe our actions have been consistent with that vision.

Even with a difficult environment in 2024, RPC remained profitable and boasted a rock-solid balance sheet with ample liquidity and no debt. Revenues declined to $1.4 billion and diluted earnings per share (EPS) to $0.43, with intense competition across the businesses putting pressure on margins. That said, we still generated operating cash flow of nearly $350 million, which we used to invest in our assets and pay steady dividends to our stockholders. We ended 2024 with over $325 million in cash, an increase of more than $100 million from year-end 2023. We are actively exploring strategic acquisition opportunities to deploy our capital and increase our scale but are doing so with the same rigor and economic discipline that has helped us achieve our strong financial position.

We upgraded our asset base with new equipment this past year, adding another Tier 4 dual-fuel pressure pumping fleet. We have also launched new products and services and are very encouraged by the marketplace response thus far. These new products represent an opportunity to differentiate RPC with innovation to drive customer outcomes, and we encourage shareholders to learn more about these new offerings in our Annual Report.

We are proud of our track record of profitability and cash generation even when the industry presents challenges and unfavorable trends. Our financial discipline has served us well, and we are poised to make investments to grow our business, which is a key strategic focus for us in 2025 and beyond. We have internal initiatives underway to improve our execution and margins and will continue to invest in innovative new products and services. We are also rigorously assessing opportunities to expand our business through potential acquisitions. We look forward to finding the right strategic and cultural fit for RPC and ultimately executing on value-creating transactions.

In closing, we want to recognize the hard-working people across our organization for demonstrating the resilience required to succeed in today’s competitive marketplace. We also thank our customers, for whom we work tirelessly to live up to our long reputation for delivering reliability, exceptional value, and overall outstanding service. In addition, we thank two of our Directors, Gary W. Rollins and Pamela R. Rollins, who have chosen not to stand for re-election at our upcoming Annual Meeting of Stockholders, for their many years of service and support on our Board. Lastly, I want to express to all our stakeholders that we remain committed to the financial discipline and conservative approach that has been our hallmark for decades and the backbone of our longevity and success.

Sincerely,

Ben M. Palmer
President and Chief Executive Officer

SUSTAINABILITY AT RPC

We are an oil and gas services company that provides a broad range of specialized oilfield services and equipment. RPC serves independent, as well as major oilfield companies, and oil and gas properties throughout the United States and in select international markets. We are highly regarded for our business ethics, fiscal management and our consistent focus on safety and the wellness of our employees. We consistently deliver high quality services to our customers, provide safe and rewarding work for our employees, and returns to shareholders throughout the many cycles and challenges of our sector.

We published our first Corporate Sustainability Report in 2024 along with the following formal policies:

>	Climate Change;
>	Water Stewardship;
>	Human Capital Management;
>	Environment;
>	Workplace Health and Safety; and
>	Human Rights.

The following Board committees provide periodic relevant guidance and oversight that support RPC’s ESG efforts in their respective areas as outlined below:

>	The Nominating and Corporate Governance Committee is responsible for monitoring our general ESG practices, policies, programs, and public disclosures.
>	The Human Capital Management and Compensation Committee provides oversight of the development and management of our human capital management strategies and policies.
>	The Audit Committee is responsible for oversight of our cybersecurity risk management program and ESG reporting disclosures and related internal controls.

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PROXY STATEMENT

We are furnishing the proxy materials to stockholders on or about March 12, 2025. The Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 22, 2025, Proxy Statement and the Annual Report on Form 10-K are available at https://www.viewproxy.com/RPC/2025.

The following information concerning the proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 22, 2025 is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.

SOLICITATION OF AND POWER TO REVOKE PROXY

A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors and in favor of ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if they so elect, by contacting either proxy holder, by timely submitting a later dated proxy changing their vote, or by attending the meeting and voting in person. However, a beneficial stockholder who holds shares in street name must secure a proxy from their broker before they can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.

HOUSEHOLDING AND DELIVERY OF NOTICE OR PROXY MATERIALS

The Company has adopted the process called “householding” for any notice or proxy materials in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the notice or proxy materials, unless we receive contrary instructions from any stockholder at that address.

If you prefer to receive multiple copies of the proxy materials at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a stockholder of record, you may contact us by writing to the Company at 2801 Buford Highway NE, Suite 300, Atlanta, GA 30329 or by calling 404-321-2140. Eligible stockholders of record receiving multiple copies of the proxy materials can request householding by contacting the Company in the same manner.

2025 ANNUAL PROXY STATEMENT

CAPITAL STOCK

The outstanding capital stock of the Company on February 28, 2025 consisted of 216,052,632 shares of Common Stock, par value $0.10 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on February 28, 2025, the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. With respect to routine matters, if your shares are held through a broker and you do not instruct the broker on how to vote your shares, your broker may choose to leave your shares unvoted or to vote your shares on the routine matters. Proposal 2, with respect to the ratification of the auditor, is the only routine matter on the agenda at this year’s Annual Meeting. With respect to Proposal 1, without instructions, your broker cannot vote your shares, resulting in what are known as “broker non-votes.” Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

In accordance with the General Corporation Law of the state of Delaware, the following votes are needed for approval of each proposal:

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTION AND BROKER NON-VOTES
Proposal No. 1: The election of nine director nominees to serve as directors of the Company until our 2026 annual meeting of stockholders or until their successors are duly elected and qualified.

The election of the director nominees named herein will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting.

In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome. In this case, the nine nominees receiving the most votes will be elected.

Proposal No. 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote with respect to this proposal at the meeting is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2025 provided that a quorum is present at the Annual Meeting.

Abstentions will have the effect of a vote against this proposal.

Broker non-votes will have no effect on this proposal and will be disregarded.

There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record and beneficially by officers and directors of the Company and their affiliates, which in the aggregate represent approximately 61% of the outstanding shares of Common Stock, will be voted for the nominees and for the ratification of the appointment of the Company’s independent registered public accounting firm.

2025 ANNUAL PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors (Board) has an Audit Committee, Human Capital Management and Compensation Committee, Nominating and Corporate Governance Committee, and an Executive Committee (Committees). The Board has adopted written charters for certain of these Committees which are all available on our website at www.rpc.net under the section titled Governance.

Under our Corporate Governance Guidelines, directors are expected to attend all regular and special meetings of the Board and Board Committees upon which they serve. Directors are also expected to attend the Annual Stockholders Meeting. Each incumbent director attended at least 75% of the aggregate of all Board meetings and meetings of the Board Committees on which they served during 2024, and all members of the Board at the time attended last year’s Annual Stockholders Meeting.

The following table shows the current membership (M) and chairman (C) of the Board and each of the Board committees, the number of Board and Board committee meetings held in 2024, and actions taken by unanimous written consent in lieu of meetings:

				Human Capital	Nominating and
				Management and	Corporate
	Board of	Audit	Executive	Compensation	Governance
Name	Directors	Committee	Committee	Committee	Committee
Richard A. Hubbell	C		C
Susan R. Bell	M	M
Patrick J. Gunning	M	C		M	M
Amy R. Kreisler	M				M
Jerry W. Nix (1)	M	M		C	C
Ben M. Palmer	M		M
Gary W. Rollins	M
Pamela R. Rollins	M
Timothy C. Rollins	M				M
John F. Wilson	M	M		M	M
Meetings Held	6	6	—	6	4
Actions Taken by Written Consent	—	—	3	1	—
(1)	Lead Independent Director

2025 ANNUAL PROXY STATEMENT

Audit Committee

The Audit Committee of the Board of Directors currently consists of Patrick J. Gunning (Chairman), Susan R. Bell, Jerry W. Nix and John F. Wilson. The Audit Committee is responsible for, among other things:

>	appointing the Company’s independent registered public accounting firm to audit the Company’s financial statements;
>	assessing the independence and overseeing the performance of the Company’s independent registered public accounting firm;
>	pre-approving all audit and all permissible non-audit services to be performed by the Company’s independent registered public accounting firm;
>	discussing with the Company’s independent registered public accounting firm all matters required to be discussed under the standards of the Public Company Accounting Oversight Board, Securities and Exchange Commission (SEC) or other regulations;
>	reviewing the Company’s financial statements and critical accounting policies and estimates;
>	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
>	assessing the performance of the Company’s internal audit department;
>	reviewing the Company’s insider trading and anti-corruption policies;
>	overseeing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and
>	overseeing compliance with the Company’s Code of Business Conduct and Ethics.

The Board has determined that all of the members of the Audit Committee are independent as defined by the rules of the SEC and the New York Stock Exchange (NYSE). The Board has also determined that all members of the Audit Committee with the exception of John F. Wilson are qualified as “Audit Committee Financial Experts” within the meaning of the rules of the SEC and that they have accounting or related financial management expertise within the meaning of the NYSE listing standards. In addition, the Board has determined that Mr. Wilson is “financially literate” within the meaning of and as required by the rules and regulations of the NYSE.  The Board has also determined that Ms. Bell’s simultaneous service on the audit committees of four public companies will not impair her ability to effectively serve on the Company’s Audit Committee.

Human Capital Management and Compensation Committee

The Human Capital Management and Compensation Committee of the Board of Directors of the Company consists of Jerry W. Nix (Chairman), Patrick J. Gunning and John F. Wilson. The Human Capital Management and Compensation Committee is responsible for, among other things:

>	reviewing the Company’s executive compensation philosophy and strategy;
>	reviewing and approving the corporate goals and objectives relevant to the compensation of the Company’s CEO and executive officers;
>	evaluating the performance of the Company’s CEO and executive officers;
>	reviewing the compensation of the Company’s Non-Employee Directors for service on the Board and its committees and recommending to the Board changes to their compensation program as appropriate;
>	determining the stock ownership guidelines for the Company’s Non-Employee Directors, CEO, executive officers, and other key executives and monitoring compliance with such guidelines;
>	overseeing the development and management of the Company’s human capital management strategy and policies, including, but not limited to, those policies and strategies regarding diversity, equity and inclusion; and
>	reviewing, approving and administering incentive compensation and equity compensation plans for executive officers and directors.

2025 ANNUAL PROXY STATEMENT

The Board has determined that all members of the Human Capital Management and Compensation Committee are independent as defined by the rules of the SEC and NYSE, without regard to NYSE independence rules applicable specifically to compensation committee members but which do not apply to the Company since it is a “controlled company” under NYSE rules. In addition, each member of our Human Capital Management and Compensation Committee is also a Non-Employee Director, as defined pursuant to Rule 16b-3 of the Exchange Act.

The Company is not required by law or by the NYSE rules to have a formal compensation committee charter since we are a controlled company as described below under the heading Director Independence and NYSE Requirements. However, we have established a written charter of the Human Capital Management and Compensation Committee to promote responsible corporate governance practices, and we currently intend to maintain the committee charter going forward. See section titled Compensation Discussion & Analysis—Compensation Setting Process for information regarding the Human Capital Management and Compensation Committee’s processes.

Human Capital Management and Compensation Committee Interlocks and Insider Participation

As noted above, the Board has determined that each member of the Human Capital Management and Compensation Committee is independent in accordance with the NYSE rules generally applicable to directors. The Human Capital Management and Compensation Committee consists of Messrs. Nix, Gunning and Wilson. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries. Related party transactions and the independence of the non-employee members of the Company’s Board are discussed in more detail under the following sections, Director Independence and NYSE Requirements, and Certain Relationships and Related Party Transactions, of this Proxy Statement. No executive officer of the Company has served as a director or member of the compensation committee or other board committee of another entity that had an executive officer who served on the Company’s Board or Human Capital Management and Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors of the Company consists of Jerry W. Nix (Chairman), Patrick J. Gunning, John F. Wilson, Timothy C. Rollins and Amy R. Kreisler. The Nominating and Corporate Governance Committee is responsible for, among other things:

>	determining the appropriate qualifications required for the members of the Board;
>	recommending Board committee chairs and assignments;
>	recommending to our Board nominees for director and to consider any nominations properly made by a stockholder, to make recommendations to our Board of Directors regarding the agenda for our Annual Meetings of Stockholders, and appropriate action to be taken in response to any stockholder proposals;
>	conducting periodic reviews of the composition and size of the Board and its committees, as well as the frequency and procedures of Board meetings;
>	overseeing compliance with key corporate governance policies, including the Company’s Corporate Governance Guidelines and Independence Guidelines;
>	reviewing and approving related party transactions by a sub-committee of independent members;
>	reviewing and monitoring the Company’s ESG practices, policies, programs and public disclosures; and
>	reviewing and assessing the adequacy of the Company’s Code of Business Conduct and Ethics.

The Company is not required by law or by the NYSE rules to have a nominating committee since we are a controlled company as described below under the heading “Director Independence and NYSE Requirements.” However, we have established a Nominating and Corporate Governance Committee and a written charter to promote responsible corporate governance practices. We currently intend to maintain the committee going forward, but as a controlled company, we rely upon the exemption from the requirement that we have a nominating committee comprised entirely of independent directors.

2025 ANNUAL PROXY STATEMENT

Director Nominations

Under Delaware law, there are no statutory criteria or qualifications for directors. No criteria or qualifications have been prescribed by the Board at this time. The Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of director candidates. As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Corporate Governance Committee has the discretion to factor into its decision making. This discretion would extend to how the Committee might define diversity in a particular instance – whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. The Committee acts under the guidance of the Corporate Governance Guidelines approved by the Board of Directors and posted on the Company’s website at www.rpc.net under the Governance section. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company’s Corporate Governance Guidelines, the Board of Directors is responsible for selecting nominees for election to the Board of Directors. The Board has delegated the screening process of director nominees for nomination to the Board and service on the committees of the Board to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current makeup of the Board. This determination takes into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: The Corporate Secretary, RPC, Inc., 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth among other requirements specified in the Bylaws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Bylaws and stockholders are advised to carefully review those requirements to ensure that nominations comply with the Bylaws; stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also comply with SEC Rule 14a-19(b). The Committee will consider nominations from stockholders that satisfy these requirements.

All of the nominees for directors being voted upon at the Annual Meeting to be held on April 22, 2025, other than Mr. Stephen E. Lewis, are currently serving on the Board of Directors. Mr. Stephen E. Lewis was recommended by the Nominating and Corporate Governance Committee as a director candidate and has been nominated for election as a director by the Board of Directors. After a long service on the Board of Directors, Ms. Pamela R. Rollins and Mr. Gary W. Rollins are not standing for re-election but will continue to serve until the 2025 Annual Meeting. As a result, the size of our Board will be comprised of nine members after the Annual Meeting of Stockholders.

2025 ANNUAL PROXY STATEMENT

Board Leadership STRUCTURE

The Board believes the current leadership structure consisting of a separate Executive Chairman of the Board, Chief Executive Officer (CEO) and Lead Independent Director represents the appropriate structure for the Company at this time. Richard A. Hubbell is the Executive Chairman of the Board and sets the agendas for Board meetings in consultation with the CEO, Corporate Secretary, and other members of the Board, and presides over all Board meetings and the Annual Meeting of Stockholders. Ben M. Palmer is the President and Chief Executive Officer and sets the operational leadership and strategic direction of the Company. Jerry W. Nix is the Lead Independent Director and serves as the liaison between the Executive Chairman, CEO and the independent directors, sets the agenda for, and presides over, the executive sessions of the non-employee and independent directors, consults with the Executive Chairman and CEO regarding information sent to the Board in connection with Board meetings and is available, if requested by the stockholders, when appropriate, for consultation and direct communication.

Risk Oversight

Our Board of Directors provides oversight of the Company’s overall risk management practices. “Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed from time to time by the full Board or by one or more of our Committees. Senior management is responsible for identifying and managing material risks that we face while insurable risks and litigation risks are handled primarily by the risk management department. Senior management provides the Board with a summary of insurance coverage annually and updates as deemed necessary. Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department which regularly provides a financial report to both the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management which regularly provides various operational reports to, among others, the full Board, the Executive Committee and the Audit Committee.

Cybersecurity Risk Oversight

The Board has delegated its responsibility for oversight of the Company’s cybersecurity and information security framework and risk management to the Audit Committee. The Audit Committee receives information and updates at least quarterly and actively engages with senior leaders with respect to the effectiveness of the Company’s cybersecurity and information security framework, data privacy, and risk management. In addition, the Audit Committee receives reports summarizing threat detection and mitigation plans, audits of internal controls, training and certification, and other cyber priorities and initiatives, as well as timely updates from senior leaders on material incidents relating to information systems security, including cybersecurity incidents. The Audit Committee includes members with experience in risk management including cybersecurity.

RPC’s cybersecurity program is overseen by the Chief Information Officer (CIO) as well as several key members of RPC’s Enterprise Technology team including the Principal Security Architect. These key leaders collectively have over 50 years of experience in network security, cybersecurity and enterprise risk management. The Chief Executive Officer and CIO receive regular updates on cybersecurity matters, results of mitigation efforts related to existing risks and cybersecurity incident response and remediation. These leaders communicate closely with members of RPC’s Information Security Committee (ISC) which oversees the adopted CIS Control Framework, governs the Company’s information security programs and monitors the effectiveness of the Company’s cybersecurity and technology risk management practices. In addition, ISC provides oversight to align security strategies with business objectives. The Company also maintains business continuity and disaster recovery plans.

2025 ANNUAL PROXY STATEMENT

Director Independence and NYSE Requirements

Controlled Company Exemption

The Company has elected to be treated as a “controlled company” as defined by NYSE Section 303A.00. This Section provides that a controlled company need not comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the NYSE Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled company, this Section does not apply to the Company. Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. While the Company has a Nominating and Corporate Governance committee and a Human Capital Management and Compensation committee, and each of these committees has a written charter that is available on the Company’s website, it is not required to and does not comply with all of the provisions of Sections 303A.04 and 303A.05. The Company is a “controlled company” because a group that includes Gary W. Rollins, Pamela R. Rollins, Timothy C. Rollins, and Amy R. Kreisler, each of whom is a director of the Company, and certain companies under their control, controls in excess of 50% of the Company’s voting power. This means that they have the ability to determine the outcome of the election of directors at the Company’s annual meetings and to determine the outcome of many significant corporate transactions, many of which only require the approval of a majority of the Company’s voting power. Such a concentration of voting power could also have the effect of delaying or preventing a third party from acquiring the Company at a premium.

The Company’s Audit Committee is composed of four “independent” directors as defined by the Company’s Corporate Governance Guidelines, the NYSE rules, the Exchange Act, SEC regulations thereunder, and the Company’s Audit Committee Charter. All of the members of the Human Capital Management and Compensation Committee, and a majority of the members of Nominating and Corporate Governance Committee are also “independent” directors, in accordance with the NYSE’s independence standards that apply to directors generally. The current independent directors of the Company are Jerry W. Nix, Susan R. Bell, Patrick J. Gunning, and John F. Wilson. If elected, Stephen E. Lewis will also be an independent director.

Independence Guidelines

Under NYSE listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The NYSE standards set forth a nonexclusive list of relationships which are conclusively deemed material. The Company’s Independence Guidelines are posted on the Company’s website at www.rpc.net under the Governance section and include categorical standards for determining independence in specific situations.

Audit Committee Charter

Under the Company’s Audit Committee Charter, in accordance with NYSE listing requirements and the Securities Exchange Act of 1934, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines.

2025 ANNUAL PROXY STATEMENT

Nonmaterial Relationships

After reviewing all of the relationships between the independent directors and the Company, the Board of Directors determined that none of the independent directors had any relationships that impaired their independence and discussed the following:

>	Jerry W. Nix, Susan R. Bell, Patrick J. Gunning, and John F. Wilson currently serve on the Board of Marine Products Corporation. Gary W. Rollins, Pamela R. Rollins, Timothy C. Rollins and Amy R. Kreisler are directors of Marine Products Corporation and are part of a control group that has voting control over that company. Gary W. Rollins, Pamela R. Rollins, Patrick J. Gunning and Susan R. Bell are directors of Rollins, Inc. Gary W. Rollins is its Executive Chairman Emeritus and John F. Wilson is its Executive Chairman. Gary W. Rollins and Pamela R. Rollins are part of a group that owns in excess of 40% of the outstanding common stock of Rollins, Inc.

As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination. All the members of the Audit Committee are also independent under the heightened standards required for Audit Committee members. The Company’s non-management directors meet at regularly scheduled executive sessions, and the independent directors separately meet at least once annually, without management, in accordance with the NYSE Corporate Governance Listing Standards, and Mr. Jerry W. Nix, as Lead Independent Director, presided over the executive sessions held during 2024.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to formalize and promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. As required by the rules of the NYSE, our Corporate Governance Guidelines require that our non-management directors meet in regularly scheduled executive sessions each year without management, and such meetings are currently required to occur at least twice annually.

At the Company’s website at www.rpc.net, under the Governance section, you may access a copy of the Company’s Corporate Governance Guidelines, Audit Committee Charter, Human Capital Management and Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Business Conduct, Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy, and Independence Guidelines.

Code of Business Conduct

The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy applicable to the principal executive officer, principal financial officer, and directors. Both Codes are available on the Company’s website at www.rpc.net under the Governance section.

2025 ANNUAL PROXY STATEMENT

Director Communications

The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Lead Independent Director, any of the Board committees or the non-management or independent directors as a group. Such communications should be addressed as follows:

Mr. Jerry W. Nix c/o Internal Audit Department RPC, Inc. 2801 Buford Highway NE, Suite 300 Atlanta, Georgia 30329

The above instructions for communications with the directors are also posted on our website at www.rpc.net under the Governance section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Lead Director or the non-management or independent directors will be forwarded directly to the appropriate addressee(s).

Insider Trading Policy

We have adopted an Insider Trading Policy and procedures governing the purchase, sale and/or other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the New York Stock Exchange listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

2025 ANNUAL PROXY STATEMENT

DIRECTOR COMPENSATION

Overview of the Non-Employee Director Compensation Program

Members of the Board who are not employees (Non-Employee Directors) receive compensation for their service. As RPC employees, Messrs. Hubbell and Palmer do not receive compensation for their service as Board members. The compensation program for our Non-Employee Directors is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. All Non-Employee Directors are also entitled to reimbursement of expenses for all services as a director, including reasonable travel expenses incurred in connection with required in-person attendance at board and committee meetings, committee participation or special assignments.

The Human Capital Management and Compensation Committee annually reviews each element and the total of our Non-Employee Director Compensation Program and periodically makes recommendations for any changes to the Board. There were no changes made to the Non-Employee Director Compensation Program for 2025.

2024 Annual Non-Employee Director Compensation Program

Cash and Equity Compensation

Under the Director Compensation Program in effect in 2024, our Non-Employee Directors received an annual cash retainer and an annual equity grant in the form of fully vested Company common shares under the Company’s 2024 Equity Stock Incentive Plan (SIP); Committee Chairs and members received additional annual cash retainers. All cash retainers are payable in equal quarterly installments in arrears. For each Non-Employee Director who is elected or appointed for the first time, the first quarterly installment of the annual cash retainers will be paid for the first quarter that ends on or after the date of his or her initial election or appointment, prorated based on service during the quarter. In addition, equity retainers are not granted to the Non-Employee Director who is elected to the Board during the latter half of a year. The following table sets forth the 2024 Non-Employee Director Compensation Program:

	Annual	Annual	Annual	Committee
	Chair	Board Member	Equity	Member Annual
	Retainer	Cash Retainer	Retainer	Cash Retainer
Board/Committee	($)	($)	($)	($)
Board of Directors	—	75,000	50,000	—
Lead Independent Director	10,000	—	—	—
Audit Committee	20,000	—	—	6,000
Human Capital Management and Compensation Committee	10,000	—	—	3,000
Nominating and Corporate Governance Committee	6,000	—	—	2,000

2025 ANNUAL PROXY STATEMENT

2024 Director Compensation Table

The following table sets forth the compensation paid to our directors for services rendered as a director for the year ended December 31, 2024. Two of our directors, Richard A. Hubbell and Ben M. Palmer, are employees of the Company, and each of their employee compensation information is set forth in the Summary Compensation Table under the Executive Compensation section of this Proxy Statement. Directors that are Company employees do not receive any additional compensation for services rendered as a director.

All of the directors shown below have never been employed by the Company or paid a salary or bonus by the Company and do not participate in any Company-sponsored retirement plans.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards(1)	Awards	Total
Name	($)	($)	($)	($)
Susan R. Bell	81,000	50,000	—	131,000
Patrick J. Gunning	100,000	50,000	—	150,000
Amy R. Kreisler	77,000	50,000	—	127,000
Jerry W. Nix	107,000	50,000	—	157,000
Gary W. Rollins	75,000	50,000	—	125,000
Pamela R. Rollins	75,000	50,000	—	125,000
Timothy C. Rollins	77,000	50,000	—	127,000
John F. Wilson	86,000	50,000	—	136,000
(1)	All stock awards are fully vested at grant.

Non-Employee Director Stock Ownership Guidelines

Under Stock Ownership Guidelines, Non-Employee Directors are required to beneficially own, within five years of their appointment to the Board, common stock of the Company equal to at least three times the annual equity retainer. Non-Employee Directors are prohibited from selling Company stock granted to such director by the Company for a period of one year from the date of such grant and until such director is in compliance with their ownership requirement under these Stock Ownership Guidelines.

2025 ANNUAL PROXY STATEMENT

INFORMATION REGARDING DIRECTOR NOMINEES

The following table sets forth the names, ages as of February 28, 2025, and certain other information for each of the nominees for election as a director at the Annual Meeting. Full biographical information follows the table. We have declassified our Board of Directors, and therefore, all of our directors that have terms expiring past this Annual Meeting of Stockholders have submitted their resignations effective immediately prior to the Annual Meeting of Stockholders to be held on April 22, 2025, and are standing for re-election term of one year.

Name	Age	Director Since	Independent
DIRECTOR NOMINEES:
Richard A. Hubbell	80	1987	✗
Amy R. Kreisler	55	2016	✗
Jerry W. Nix	79	2020	✓
Patrick J. Gunning	65	2021	✓
Susan R. Bell	62	2021	✓
Ben M. Palmer	64	2022	✗
John F. Wilson	67	2022	✓
Timothy C. Rollins	62	2022	✗
Stephen E. Lewis	58	Nominated on January 28, 2025	✓

2025 ANNUAL PROXY STATEMENT

Key Attributes, Experience and Skills of Director Nominees

Director Nominees

Richard A. Hubbell
Executive Chairman of the Board Non-Independent Member of the Board of Directors Chairman of the Executive Committee

Richard A. Hubbell has been Executive Chairman of the Board since May 17, 2022. Prior to that, he served as a Director, the Company’s President since 1987 and its Chief Executive Officer since 2003. This experience has given Mr. Hubbell extensive knowledge of the Company’s business and industry. He is also the Executive Chairman of the Board of Directors at Marine Products Corporation and previously served as its President and Chief Executive Officer since 2001. Previously, he was Executive Vice President of Rollins Communications, Inc., a media company. He joined Rollins, Inc. in 1970. Mr. Hubbell received a Bachelor of Arts in Economics from Westminster College.

Amy R. Kreisler
Executive Director, The O. Wayne Rollins Foundation Non-Independent Member of the Board of Directors Member of the Nominating and Corporate Governance Committee

Amy R. Kreisler has served as a Director of RPC, Inc. since 2016. Ms. Kreisler is a Vice President at LOR, Inc., a private family investment company. She is the Executive Director of The O. Wayne Rollins Foundation and a Trustee of The Ma-Ran Foundation. In each of these roles, she oversees grant-making activities and directs the administration of foundation assets. She is also a member of The Lovett School Board of Trustees, serving on their Executive Committee and Endowment Committee. She is a board member of The Shepherd Center Foundation. Ms. Kreisler brings both legal and business experience to the Board. She is a long-standing member of the Rollins School of Public Health’s Dean’s Council and a former Board member of the Emory University Board of Visitors. Ms. Kreisler is currently a member of the Board of Directors at Marine Products Corporation. Ms. Kreisler is a former attorney of the law firm Arnall Golden Gregory LLP. She holds an English Degree from Hollins University and a Law Degree from The College of William and Mary Law School.

2025 ANNUAL PROXY STATEMENT

Jerry W. Nix

Former Vice Chairman, Executive Vice President and Chief Financial Officer of Genuine Parts Company

Lead Independent Director of the Board of Directors

Chairman of the Human Capital Management and Compensation Committee

Chairman of the Nominating and Corporate Governance Committee

Member of the Audit Committee

Jerry W. Nix has served as a Director of RPC, Inc. since 2020. Mr. Nix brings extensive risk oversight, financial and strategic experience to our Board of Directors. Mr. Nix retired from Genuine Parts Company in 2013 where he served as Vice Chairman from 2005 to 2013, Chief Financial Officer from 2000 to 2013 and as Executive Vice President from 2000 to 2005. Prior to joining Genuine Parts in 1978, Mr. Nix was an auditor with Ernst & Young from 1974 to 1978 and a pilot in the U.S. Air Force from 1968 to 1974. Mr. Nix currently serves on the Board of Directors at Marine Products Corporation, a role he has held since 2020, and on various civic and non-profit boards. Mr. Nix received a Bachelor of Science in Education from Mississippi State University and a Bachelor of Science in Accounting from the University of Florida.

Patrick J. Gunning

Former Chief Financial Officer at The Woodruff Arts Center

Retired Partner, Ernst & Young LLP

Independent Member of the Board of Directors

Chairman of the Audit Committee

Member of the Nominating and Corporate Governance Committee

Member of the Human Capital Management and Compensation Committee

Patrick J. Gunning has served as a Director of RPC, Inc. since 2021. Mr. Gunning brings extensive risk oversight, financial and strategic experience to our Board of Directors. Mr. Gunning served as the Chief Financial Officer of the Woodruff Arts Center, a non-profit organization, from November 2020 to June 2022. Mr. Gunning retired as a Partner from Ernst & Young LLP in June 2020, a role he had held since May 2002, after a 39-year career in public accounting. Mr. Gunning held multiple leadership roles at Ernst & Young LLP including Southeast Region Leader of the Financial Accounting Advisory Services practice, Southeast Area Industry Leader of the Retail and Consumer Products practice, and lead audit partner for numerous publicly traded and privately owned companies. Prior to joining Ernst & Young LLP, Mr. Gunning worked at Arthur Andersen LLP from 1981 to 2002, where he served as a partner, lead audit partner and Assurance Division Leader. Mr. Gunning currently serves on the Board of Directors at Marine Products Corporation and Rollins, Inc., roles he has held since 2021. Mr. Gunning received a Bachelor of Business Administration in Accountancy from the University of Notre Dame and is a Certified Public Accountant in the state of Georgia.

2025 ANNUAL PROXY STATEMENT

Susan R. Bell
Retired Partner, Ernst & Young LLP Independent Member of the Board of Directors Member of the Audit Committee

Susan R. Bell has served as a Director of RPC, Inc. since 2021. Ms. Bell brings extensive risk oversight, financial and strategic experience to our Board of Directors. Ms. Bell retired as Partner from Ernst & Young LLP in 2020 after a 36-year career in public accounting. At Ernst & Young LLP, Ms. Bell served as both an audit and advisory partner, led the Southeast Risk Advisory practice and served as the Atlanta Office Managing Partner. Prior to working at Ernst & Young LLP, Ms. Bell started her career at Arthur Andersen LLP in 1984 where she served as an audit partner from 1996 to 2002. Ms. Bell currently serves as a member of the Board of Directors at Marine Products Corporation, Rollins, Inc. and First Advantage Corporation. She also serves on the Board compensation committee of First Advantage Corporation and the Board audit committee of Marine Products Corporation, and chairs the audit committees of Rollins, Inc. and First Advantage Corporation. Ms. Bell graduated summa cum laude from Mississippi State University with a Bachelor of Professional Accountancy and is a Certified Public Accountant in the states of Georgia and Tennessee.

Ben M. Palmer
President and Chief Executive Officer Non-Independent Member of the Board of Directors Member of the Executive Committee

Ben M. Palmer has served as a Director of RPC, Inc. since 2022. Mr. Palmer has been serving as President and Chief Executive Officer of the Company since May 17, 2022. Previously, he served as Vice President, Chief Financial Officer, and Treasurer of the Company beginning in 1996 and also Corporate Secretary from 2018 to 2022. This experience has given Mr. Palmer extensive knowledge of the Company’s business and industry. He is also the President and Chief Executive Officer of Marine Products Corporation and previously served as its Vice President, Chief Financial Officer, Treasurer and Corporate Secretary. Mr. Palmer is currently a member of the Board of Directors at Marine Products Corporation. Prior to joining RPC, Inc., he served for three years as the CFO of EQ Services, a commercial mortgage and asset management subsidiary of The Equitable Companies. Prior to that he spent ten years with Arthur Andersen LLP in its audit and business advisory services division. Mr. Palmer has a Bachelor of Science in Business Administration from Auburn University.

2025 ANNUAL PROXY STATEMENT

John F. Wilson

Executive Chairman of the Board, Rollins, Inc.

Independent Member of the Board of Directors

Member of the Audit Committee

Member of the Nominating and Corporate Governance Committee

Member of the Human Capital Management and Compensation Committee

John F. Wilson has served as a Director of RPC, Inc. since 2022. Mr. Wilson currently serves as the Executive Chairman of the Board of Rollins, Inc., a position he has held beginning January 1, 2025. He has served in the following roles on that company Board: as Vice-Chairman from 2020 to 2024, and as a Director since 2013. He previously served as President and Chief Operating Officer of Rollins, Inc. from 2013 to 2020, Vice President of Rollins, Inc. from 2011 to 2013, and as President of Orkin, LLC, from 2009 to 2013. Mr. Wilson’s experience at Rollins has provided him with significant business management and public company expertise. He also serves as Vice Chairman of the Professional Pest Management Association and a member of The Carter Center Board of Councilors, positions he has held since 2011 and 2015, respectively. Mr. Wilson is currently a member of the Board of Directors at Marine Products Corporation.

Timothy C. Rollins
Vice President, LOR, Inc. Non-Independent Member of the Board of Directors Member of the Nominating and Corporate Governance Committee

Timothy C. Rollins has served as a Director of RPC, Inc. since 2022. Mr. Rollins is a Vice President at LOR, Inc., a private family investment company, and manages its investments in cattle operations. In this role, he manages the Executive Team of Operations and approves major capital expenditures. He brings management and financial experience to the Board. He is also a Trustee of Emory University and of Woodruff Health Sciences Center. He is currently a member of the Board of Directors at Marine Products Corporation. Mr. Rollins is also a former Board member of both Emory Board of Visitors and of Emory Department of Psychiatry Board of Visitors. Mr. Rollins holds a Bachelor of Science in Business Administration from Boston University.

Stephen E. Lewis
Former Chair & CEO and Retired Partner, Troutman Pepper Director Nominee

Stephen E. Lewis served as the Chair and Chief Executive Officer of Troutman Pepper from 2020 through 2023, having previously served as the Managing Partner and CEO of predecessor firm Troutman Sanders from 2016 to 2020. Mr. Lewis retired from Troutman Pepper at the end of 2024. Mr. Lewis has expertise in the professional and business services, real estate, manufacturing, transportation and logistics, and retail industries and has international business experience. Mr. Lewis was recently appointed to the board of directors at Piedmont Office Reality Trust, Inc., a real estate investment trust. He currently serves on the Board of Directors and Nominating Committee of the UNC School of Law Alumni Association. He previously served on the Executive Committee and the Finance Committee of the Metro Atlanta Chamber of Commerce, as the Chair of the Board of Trustees of Leadership Atlanta; on the Executive Committee of Junior Achievement of Georgia; on the Board of Visitors of the University of North Carolina at Chapel Hill; and on the Board of Directors of the Metro Atlanta YMCA. Mr. Lewis received a BS in Business Administration (Accounting Concentration) and a JD from the University of North Carolina at Chapel Hill and has been a member of the Georgia Bar since 1991.

2025 ANNUAL PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Overview

Our Board of Directors is currently composed of 10 members. After a long service on the Board, Pamela R. Rollins and Gary W. Rollins have chosen not to stand for re-election. The Board has nominated Stephen E. Lewis to stand for election, and the Board will be comprised of nine members after the Annual Meeting of Stockholders. As a matter of good governance, we amended and restated our Bylaws to declassify our Board of Directors resulting in a fully declassified board of directors beginning with this year’s Annual Meeting of Stockholders. At the Annual Meeting all directors will be elected for a one-year term. Each director’s term continues until the next election, or such director’s earlier death or resignation.

Nominees

At the Annual Meeting, all directors will be nominated to serve for a one-year term. The nominees for election at the 2025 Annual Meeting are currently directors of the Company with the exception of Stephen E. Lewis who was nominated by the Board on January 28, 2025, to stand for election. Unless authority is withheld, the proxy holders will vote for the election of each nominee named above as a director. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Corporate Governance Committee to fill such vacancy.

Our Board of Directors recommends a vote FOR the Director Nominees above.

2025 ANNUAL PROXY STATEMENT

AUDIT MATTERS

Report of the Audit Committee

Management is responsible for the Company’s system of internal control over financial reporting, the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States, and the financial reporting process, including management’s assessment of Internal Control over Financial Reporting (ICFR).

The Company’s independent registered public accounting firm is responsible for performing an integrated independent audit of the Company’s consolidated financial statements and management reports on ICFR in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and for issuing reports thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits, nor is it the Audit Committee’s responsibility to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management. The Audit Committee presently consists of four independent directors, all of whom are considered financially literate under NYSE rules.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2024, the Audit Committee:

>	Approved the engagement and terms of service of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2024;
>	Reviewed with management and the Company’s independent registered public accounting firm, the interim financial information included in the Company’s Forms 10-Q prior to their being filed with the SEC, as well as the financial information in each quarterly earnings release;
>	Reviewed and discussed with the Company’s management (including internal audit) and the Company’s independent registered public accounting firm, the audited consolidated financial statements of the Company as of December 31, 2024 and 2023 and for the three years ended December 31, 2024 and the related ICFR;
>	Discussed with the Company’s independent registered public accounting firm matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
>	Received from the Company’s independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and discussed with such firm its independence from the Company.

Based upon the review and discussions referred to previously, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2024 and for the year then ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America; and (ii) the reports of the Company’s independent registered public accounting firm with respect to such financial statements and related internal controls.

Respectfully submitted by the Audit Committee of the Board of Directors

Patrick J. Gunning, Chairman

Susan R. Bell

Jerry W. Nix

John F. Wilson

2025 ANNUAL PROXY STATEMENT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Independent Registered Public Accounting Firm

Principal Auditor

Grant Thornton LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2024 and 2023.

The Audit Committee has appointed Grant Thornton LLP as RPC, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Grant Thornton LLP has served as the Company’s independent auditors since 2004 and is considered by management to be well qualified. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. See section titled Proposal No 2—Ratification of Appointment of Independent Registered Public Accounting Firm.

Aggregate fees billed by the Company’s independent registered public accounting firm are set forth below:

	2024	2023
Audit fees(1)	$1,247,100	$1,154,500
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
(1)	Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements, including internal controls over financial reporting, review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

Pre-approval of Services

All of the services described above were pre-approved by the Company’s Audit Committee. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence. A majority of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the years 2024 and 2023 were attributable to work performed by full-time, permanent employees of the principal accountant. The Audit Committee has no pre-approval policies or procedures other than as set forth below.

The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent public accountants and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to the Chairman, and the Chairman may further delegate approval authority to another member of the Committee from time to time. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

2025 ANNUAL PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2025. Grant Thornton has served as our independent registered public accounting firm since 2004.

During fiscal 2024, Grant Thornton LLP served as our independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will have the opportunity to respond to appropriate questions and, if they desire, to make a statement.

See “Audit Matters—Independent Public Registered Accounting Firm” for additional information regarding Grant Thornton and fees paid to them in 2024 and 2023.

Although we are not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believes it is appropriate to do so. If stockholders do not ratify the appointment of Grant Thornton LLP, the current appointment will stand, but the Audit Committee will consider that stockholder action in determining whether to retain Grant Thornton LLP as our independent registered public accounting firm for future fiscal years.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.

2025 ANNUAL PROXY STATEMENT

EXECUTIVE OFFICERS

The following narrative summarizes the business experience over at least the last five years of our current executive officers, other than Messrs. Palmer and Hubbell whose business experience is described above in the section titled Information Regarding Director Nominees of this Proxy Statement.

Michael L. Schmit
Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

Michael L. Schmit has been Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of the Company since 2022. He has also served as the Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of Marine Products Corporation since 2022. Previously, he served as Chief Accounting Officer at Schweitzer-Mauduit International, Inc., a global performance materials engineering and manufacturing company, since 2019. In addition, he served as the Chief Accounting Officer and Controller of Chart Industries, Inc., a global manufacturer of highly engineered equipment servicing the clean energy and industrial gas markets in 2019 and 2018 and as Corporate Controller in 2017. Earlier in his career, Mr. Schmit worked for other public and private companies, including Georgia-Pacific, LLC, in various financial and risk management roles. He also worked in public accounting with Ernst & Young, both in the U.S. and Australia. Mr. Schmit holds a B.S. in Business Administration from the University of Nebraska with a major in accounting and holds a CPA certification as well as several other related professional designations.

2025 ANNUAL PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program and provides an overview of how the Human Capital Management and Compensation Committee made compensation decisions in 2024 for each of our Named Executive Officers (NEOs) which consist of our Principal Executive Officer, our Principal Financial Officer and our Executive Chairman of the Board who were serving in such capacities in fiscal 2024. For a complete understanding of the executive compensation program, this disclosure should be read in conjunction with the Summary Compensation Table and other executive compensation-related disclosures included in this Proxy Statement.

In fiscal year 2024, our Named Executive Officers were:

Named Executive Officer	Position with the Company in 2024
Ben M. Palmer	President and Chief Executive Officer
Michael L. Schmit	Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
Richard A. Hubbell	Executive Chairman of the Board

Executive Summary

Fiscal Year 2024 Financial Highlights

>	Revenues decreased 13% to $1.4 billion, compared to prior year.
>	Net income was $91.4 million, a decrease compared to $195.1 million net income in prior year.
>	Net cash from operating activities was $349.4 million, a decrease compared to $394.8 million last year.
>	The Company remains debt-free, paid $34.4 million in dividends, and repurchased $9.9 million of common stock in 2024.

2025 ANNUAL PROXY STATEMENT

Executive Compensation Practices and Governance Policies

What We Do		What We Don’t Do
✓	Pay for Performance Majority of total compensation awarded to our Named Executive Officers is directly linked to the Company’s financial performance.	x	No Tax Gross-Ups Our Named Executive Officers are not entitled to tax gross-ups under any of our compensation programs or policies.
✓	Align the Interests of Executives with those of Our Stockholders Equity compensation represents a significant portion of our Named Executive Officers’ total compensation.	x

No Hedging or Pledging

Under our Insider Trading Policy, we prohibit our employees, including our Named Executive Officers and the members of our Board of Directors, from hedging or pledging our securities.

✓	Stock Ownership Guidelines We maintain strong stock ownership requirements for our Directors and executive officers.	x

No Employment Contracts

There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments, other than annual restricted stock grant agreements.

✓	Independent Compensation Committee Our Human Capital Management and Compensation Committee is composed solely of independent Directors.

RPC Goals	How Goal was Reinforced in Our 2024 Compensation Program
Generate strong financial performance and returns for our stockholders
➢
Most of the executive compensation was delivered in the form of Annual Cash Incentives and Long-Term Incentive Compensation which align with stockholder interests.
➢
Our 2024 Annual Incentive Compensation was based on Operating Cash Flow (OCF), a non-GAAP measure, as the primary performance metric. See section titled Annual Incentive Compensation of this report for schedule showing computation of OCF.
➢
Our Long-Term Incentive Compensation incentivizes the creation of stockholder value through the grant of equity compensation including the use of absolute and relative Total Shareholder Return (TSR) performance goals for a portion of the Performance Share Unit awards (PSU).

Attract and retain highly qualified individuals, with a strong emphasis on teams working together to capitalize on opportunities and solve problems
➢
We did not target a specific market percentile for executive compensation. Instead, executive compensation was set based on a holistic review of several factors, including market pay levels, individual performance and qualifications, and executive tenure.
➢
Our Annual and Long-Term Incentive programs generally reward company-wide results rather than performance against individual objectives.
➢
Our named executives’ compensation includes Long-Term Incentives that vest over a multi-year period to encourage their retention.

2025 ANNUAL PROXY STATEMENT

General Compensation Objectives and Guidelines

The Company is engaged in a highly competitive industry. The success of the Company depends on our ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, we have endeavored to structure our executive compensation program in a fashion that gives our Human Capital Management and Compensation Committee the flexibility to take into account our operating performance and the individual performance of our executive officers.

The Human Capital Management and Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. Our compensation policy is designed to achieve three fundamental objectives:

>	attract and retain qualified executives;
>	motivate performance to achieve Company objectives; and
>	align the interests of our executives with the long-term interests of the Company’s stockholders.

The Human Capital Management and Compensation Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner. During the year, none of the executive officers made recommendations or otherwise contributed input on their own compensation levels.

The Company’s executive officers are also executive officers of Marine Products Corporation (Marine Products) and receive compensation directly from Marine Products. The members of the Company’s Human Capital Management and Compensation Committee also constitute the Human Capital Management and Compensation Committee of Marine Products. In determining the compensation for the executive officers of the Company, the Committee considers these dual responsibilities and sources of compensation. The Company sets compensation of its executives at such levels so that the aggregate compensation received from both Marine Products and the Company is reasonable in light of their respective responsibilities and the performance of both companies, and so that the compensation from the Company for services solely to the Company is reasonable. A discussion of the Company’s executive officers’ compensation at Marine Products is contained in its annual Proxy Statement filed with the SEC.

Pursuant to our compensation philosophy, the total annual compensation of our executive officers is primarily made up of one or more of the following three core elements:

>	base salary (fixed compensation);
>	annual performance-based cash incentive compensation (cash incentive); and
>	grants of stock-based awards such as restricted stock awards and performance share units (equity incentive).

In addition, we also provide retirement compensation plans, group welfare benefits and certain perquisites.

We believe (i) a competitive base salary is important to attract, retain and motivate our top executives; (ii) annual performance-based incentive compensation is valuable in recognizing and rewarding individual achievement towards the achievement of company-wide results; and (iii) equity-based compensation makes executives “think like owners” and, therefore, aligns their interests with those of our stockholders. Beginning in 2023, we included PSUs with three-year performance conditions in the equity incentive component, which we believe further aligns NEO compensation with sustained long-term value creation and enhances executive retention by requiring attainment of performance goals over multiple years.

2025 ANNUAL PROXY STATEMENT

Fiscal 2024 Named Executive Officer Compensation Details

The table below reflects the approximate general distribution of the three core elements of NEO compensation earned for fiscal 2024 as determined by our Human Capital Management and Compensation Committee.

Total Direct Compensation
s

The numbers presented in the charts above are calculated in accordance with the presentation in the Summary Compensation Table included in the Executive Compensation section. Accordingly, the cash incentive component consists of the cash bonuses earned in prior years that are actually paid out for 2024 performance, which were zero in 2024, but the stock awards are valued at fair value on the grant date. The valuation of the PSUs, which are subject to performance conditions and a market condition, is based upon certain assumptions. See section titled Grants of Plan-Based Awards in 2024 for further information about their valuation. Actual value ultimately received by the NEOs with respect to these awards may be greater or lesser than the grant date fair value. Fixed compensation presented in the chart consists of base salary. The numbers presented for “Other Named Executive Officers” are averaged for simplicity of presentation, but the mix for individual NEOs varies depending upon their role and responsibilities, as the Human Capital Management and Compensation Committee has deemed appropriate.

Compensation Elements

The following table sets forth information regarding each of the three core elements of the target compensation for the executive officers in 2024, including a description of each element.

Compensation Element	Description
Base Salary	Fixed cash compensation based on each executive officer’s role, responsibilities, competitive market positioning, and individual performance.
Annual Incentive Compensation

Annual performance-based incentive cash compensation with target award amounts for each executive officer. Actual bonus amounts may be higher or lower than target based on the achievement of certain Company performance goals.

Long-Term Incentive Compensation

Grants of stock-based awards in the form of Time-Based Restricted Share Awards (RSAs) and PSUs. Like annual incentive compensation, PSUs provide for target award payouts, but actual payout levels may be higher or lower than target based on achievement of Company performance goals and stock performance over a three-year term.

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Base Salary

Base salary represents the fixed element of the compensation of our executive officers and is an important element of compensation intended to attract and retain qualified executives. The Human Capital Management and Compensation Committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program with input from our CEO (except with respect to his own base salary). In making its determinations the Human Capital Management and Compensation Committee gives consideration to the Company’s operating performance for the prior fiscal year and the individual executive’s performance and compensation paid by Marine Products. Base salary increases are not automatic or guaranteed.

Base Salary Adjustments

Base salaries for 2024 were as follows: Ben M. Palmer: $600,000 (no change from 2023); Michael L. Schmit: $340,000 (increased from $300,000 in 2023) and Richard A. Hubbell: $500,000 (no change from 2023). At the January 2025 meeting, Ben M. Palmer, Michael L. Schmit, and Richard A. Hubbell’s base salary was set at $618,000, $350,200, and $515,000 respectively, effective January 1, 2025. The base salaries are adjusted from time to time in order to remain competitive with market rates and to reflect each executive officer’s duties and job responsibilities.

Annual incentive Compensation

The Company offers Performance-Based Incentive Cash Compensation to the executive officers. On an annual basis, the Human Capital Management and Compensation Committee establishes performance goals after the commencement of the performance period to which such goals relate. Performance goals for each participant may be based on corporate, business unit/function or individual performance, or a combination of one or more such measures.

In connection with the annual establishment of performance goals, the Committee sets a target award for each participant for the applicable year, which is expressed as a percentage of the participant’s base compensation (the “Target Award”) in effect on the last day of the final pay period of that year. If the participant’s performance goals are based upon a combination of performance measures, the Committee will weigh the importance of each performance measure by assigning a percentage (the “Weighted Percentage”) to each performance measures (“Target Performance Goal”). The participant’s cash award amount will also depend in part upon the level of achievement that the participant attained with respect to each such performance measure, based on a performance value (“Performance Value”) which ranges from:

>	threshold performance level (with a Performance Value of 50% of the Target Award);
>	target performance level (with a Performance Value of 100% of the Target Award); to
>	maximum performance level (with a Performance Value of 200% of the Target Award).

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To calculate a participant’s cash award amount for a given year where there is more than one performance measure, the amount earned for each such measure will be calculated individually first, and then they are totaled to determine the total payout. The amount earned for each performance measure equals the product of the Target Award multiplied by the Weighted Percentage assigned to that performance measure, multiplied by the Performance Value attained for that performance measure, multiplied by base salary. However, no bonus is earned if performance is below threshold level, and the bonus is capped at the maximum amount. The Committee determines the maximum cash award as a percentage of a participant’s base salary for each applicable year. In 2024, there was only one performance goal, so the Weighted Percentage multiplier was 100%. See diagram below for a visualization of the Performance-Based Incentive Cash Compensation calculation for 2024:

For 2024, the Committee established the target incentive award for the Chief Executive Officer and for the other members of executive management at the amounts shown in the following table:

	Award Opportunity
	Base Salary	Target Award	Target Award
Executive Officer	($)	(as a % of base salary)	($)
Ben M. Palmer	600,000	100	600,000
Michael L. Schmit	340,000	70	238,000
Richard A. Hubbell	500,000	100	500,000

The performance criteria applicable to the participants for 2024 were determined based solely on corporate performance. The Human Capital Management and Compensation Committee established a corporate financial performance goal for 2024 using OCF as described below.

OCF was used for determining the Target Performance Goal in 2024 and is computed as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) minus cash paid for capital expenditures. These calculations are subject to adjustments for unusual items, as approved by the Human Capital Management and Compensation Committee. EBITDA is a widely used financial performance of short-term corporate profitability and is calculated by adding interest, tax, depreciation and amortization expenses to net income.

2025 ANNUAL PROXY STATEMENT

For 2024, the Target Performance Goal was set considering OCF achieved by the company in the last ten years. The Company was required to achieve at least 80% of the target performance goal for executive officers to be eligible for any incentive cash compensation. These awards are determined on a sliding scale between the threshold performance level and maximum performance level, which corresponds to 170% of the target performance goal. To be eligible for the bonus award for 2024, OCF was required to be at $80.0 million to be at the threshold and $100 million to be at the target and increased to maximum if OCF was at $170.0 million. The Company has consistently established Target Performance Goals for Executive compensation, and the Committee has not typically exercised discretion to waive the performance goals based on difficult industry conditions or other factors. The target criteria and actual fiscal 2024 results for OCF are as follows:

C
Metrics	Threshold (50%)	Target (100%)	Maximum (200%)	Results	Percent Attained of Target Award
Operating Cash Flow	$ 80 million	$100 million	$ 170 million	$13 million	13%

The actual fiscal 2024 result for OCF was calculated as follows:

2024 OCF Calculation (in Millions $’s)
EBITDA	$ 233
Cash Capital Expenditures	(220)
OCF	$ 13

The Company operates in a cyclical business where financial performance is influenced by, among other things, changes in oil and natural gas prices. The Company generated OCF below the threshold level and therefore no bonus was earned during 2024. The table below sets forth the threshold, target and maximum percentages of base salary for awards, together with the achievement and actual Annual Cash Incentives paid to our NEOs, based on actual Company results.

	Award Opportunity				Bonus Earned
Name	Threshold (1)	Target (1)	Maximum (1)	Actual (1)	% of Target Award	$
Ben M. Palmer	50%	100%	200%	13%	0%	-
Michael L. Schmit	50%	100%	200%	13%	0%	-
Richard A. Hubbell	50%	100%	200%	13%	0%	-
(1)	Award Opportunity is a percentage of Target Award

For 2023, our NEOs were paid 128% of the target cash incentive, based on the performance achieved that year. For 2022, our NEOs were paid 150% of the target cash incentive, based on the performance achieved that year.  As of the proxy date, the 2025 cash incentives have been designed and set with similar performance goals as in 2024.

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Long-term incentive compensation

Our Stock Incentive Plan (SIP) allows for a wide variety of stock-based awards including RSAs and PSUs. The terms and conditions of awards granted under the SIP are described in more detail below.

Awards under the Company’s SIP are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. For the past few years, we have granted RSAs to various employees, including our executive officers, during our regularly scheduled meeting of the Human Capital Management and Compensation Committee in which the Committee reviews executive compensation, and more recently incorporated PSUs into the executive compensation program. In order to balance performance and retention incentives, awards made during fiscal 2024 consisted of 80% RSAs and 20% PSUs. At the January 2025 meeting, 2025 awards consisted of 75% RSAs and 25% PSUs. The Human Capital Management and Compensation Committee believes that RSAs promote an “ownership” culture, align executives’ interests with those of our Stockholders and provide retention incentives for our executive officers, while PSUs act as an additional tool for linking individual interests of our executive officers to those of our Stockholders.

Consistent with this practice, we granted the following awards to our executive officers:

RSAs:
Name	2024	2023
Ben M. Palmer	120,000	78,000
Michael L. Schmit	45,000	34,500
Richard A. Hubbell	80,000	56,250

PSUs:
Name	2024*	2023*
Ben M. Palmer	30,000	26,000
Michael L. Schmit	11,250	11,500
Richard A. Hubbell	20,000	18,750

* Represents target levels and assumes no adjustment due to the TSR modifier.

For 2024, total equity compensation granted is comprised of RSAs and PSUs that will be earned over time as described below:

RSAs –The RSAs granted in 2024 and later vest ratably over a period of three years and RSAs granted in 2023 vest over four years. Prior to 2023, the RSAs vested one-fifth per year beginning on the second anniversary of the grant date. Beginning in 2024 RSAs granted vest over three years. RSAs have full voting and dividend rights. However, until the RSAs vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to disability or retirement on or after age 65), the unvested RSAs will be forfeited. In the event of death, or “change in control” as determined by the Board of Directors, all unvested RSAs shall vest immediately.

PSUs – For 2024 each of the officers was granted a target number of PSUs with each such unit representing the right to receive, to the extent then vested, an amount payable in stock, subject to certain performance conditions measured over the 3-year period ending in 2026. Potential payouts under the PSUs are based on levels of performance using “3-Year Cumulative EBITDA,” which is calculated by adding interest, tax, depreciation and amortization expenses to net income. This computation is subject to potential adjustments approved by the Human Capital and Compensation Committee but only if such an adjusted measure is disclosed in the Company’s SEC filings. The award provides for threshold, target and maximum levels of payout, so that attainment of 75% of the target 3-Year Cumulative EBITDA will result in a payout at 50% of target level, while attaining 120% of the target 3-Year Cumulative EBITDA will result in a payout at 200% of target level; subject to further adjustment based upon a TSR Modifier. The TSR Modifier adjusts the payout levels upward or downward by an amount up to 20%, based on the applicable relative percentile ranking of our stock benchmarked against the Philadelphia Oil Services Sector. TSR

2025 ANNUAL PROXY STATEMENT

is calculated as the net price change in the market price for our stock over the 3-Year period, based on the 20-trading day average price at the beginning of 2024 and the end of 2026. With respect to both measures, interpolation is used to determine the payouts associated with performance between the threshold, target and maximum levels.

Based on current estimates, 2024 PSU grants may meet or exceed the threshold performance level, although actual performance could be higher or lower than our estimates. See section titled Grants of Plan-Based Awards in 2024 below for threshold, target, and maximum share numbers and grant date fair values. The shares granted in 2024 are set to cliff-vest on December 31, 2026. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, disability or change in control as defined in the agreements), the unvested PSUs will be forfeited. In the event of death, disability or change in control as defined in the agreements, all unvested PSUs shall vest immediately at 100% of target levels, without regard to the actual EBITDA performance, and with no adjustment for the TSR modifier.

PSU awards also include the right to “Dividend Equivalents” with respect to the underlying shares. Dividend equivalents are accrued over the performance period, in cash, based upon target payout level, subject to a true-up at the end of the three-year cycle. Accrued Dividend Equivalents will be paid out upon vesting of the PSUs, but no such Dividend Equivalents will be payable to the extent the awards fail to vest or are forfeited, or the performance goals are not met. PSUs confer no voting rights with respect to the underlying shares prior to vesting and payout.

The amount of the aggregate stock-based awards to our executive officers in any given year is influenced by the Company’s overall performance: for both RSAs and PSUs, the Committee takes into consideration both our historical performance and our projected goals and plans; in the case of PSUs, a certain minimum performance must be achieved in order for any shares to be issued. The amount of each grant to our executive officers is influenced in part by the Committee’s assessment of each individual’s respective contributions to achievement of the Company’s long-term goals and objectives, in addition to the recent prices of the Company’s common shares. In evaluating individual performance for these purposes, the Committee considers the overall contributions of executive management as a group and the Committee’s subjective assessment of each individual’s relative contribution to that performance rather than specific aspects of each individual’s performance over a short-term period. We expect to continue annual grants of RSAs and PSUs, although we reserve the right to modify or discontinue these or any of our other compensation practices at any time. Grants of RSAs and PSUs are made under our SIP which is administered pursuant to Rule 16b-3 under the Exchange Act.

Other Compensation

Health and Retirement Plans

The executive officers all participate in the Company’s regular employee benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage and other group benefit plans. During 2024, the Company maintained a non-qualified supplemental retirement plan (SRP) for our executives and certain other highly compensated employees and a 401(k) Plan for the benefit of all of our eligible employees. In the fourth quarter of 2024, the Board of Directors approved the termination of the SRP. Pursuant to the Internal Revenue Service rules, participant balances will be distributed between 12 and 24 months after SRP termination.

Perquisites and Other Personal Benefits

In addition to the total direct compensation and benefits described above, the Company also provides its executive officers with certain perquisites as approved by the Human Capital Management and Compensation Committee and noted in the footnote to the Summary Compensation Table under Executive Compensation. The specific perquisites provided to the executive officers include the following:

>	Company provided automobile with insurance and cost of gasoline, or an automobile allowance;
>	club dues; and
>	use of the Company’s aircraft for personal travel of the Executive Chairman of the Board and Chief Executive Officer.

2025 ANNUAL PROXY STATEMENT

Compensation Setting Process

Role of the Human Capital Management and Compensation Committee

Under its Charter the Human Capital Management and Compensation Committee is responsible for, among other things, reviewing our overall executive compensation philosophy and strategy, including base salary, performance-based incentive cash compensation, and stock-based incentives to ensure that the strategy supports our compensation policy.

The Human Capital Management and Compensation Committee is composed of three Non-Employee Directors: Jerry W. Nix (Chairman), Patrick J. Gunning, and John F. Wilson, each of whom is independent.

The Human Capital Management and Compensation Committee has the authority, at its sole discretion, to retain or obtain the advice of any compensation consultant, legal counsel or other advisor to assist the Committee in the performance of its duties and may at its discretion be directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant, legal counsel or other advisor so retained. The Committee has not retained the services of any compensation consultants in determining or recommending the amount or form of executive compensation. The Human Capital Management and Compensation Committee may also, from time to time, and in its discretion, form, and delegate all or a portion of its authority to subcommittees; provided that such subcommittees meet the Committee’s composition requirements set forth in its Charter or under any applicable federal or state laws or New York Stock Exchange requirements.

Role of Management

The Human Capital Management and Compensation Committee solicits input from Richard A. Hubbell, Executive Chairman of the Board and Ben M. Palmer, President and Chief Executive Officer, with respect to the performance of our executive officers and their compensation levels. The Human Capital Management and Compensation Committee considers Mr. Hubbell’s and Mr. Palmer’s evaluation and each of their direct knowledge of each executive officer’s performance (other than with respect to themselves) and contributions when making compensation decisions. For decisions made in 2024, Management retained the services of Mercer, LLC (Mercer), an independent executive compensation advisory firm. In doing so, Management reviewed information regarding independence and potential conflicts of interest with Mercer. Management receives from Mercer information on general compensation data and advice on design of incentives, which is also shared with the Human Capital Management and Compensation Committee. From time to time Mercer attends the Human Capital Management and Compensation Committee meetings but does not provide specific advice directly to the Human Capital Management and Compensation Committee. Neither Mercer nor its affiliates provided additional services to the Company in an amount in excess of $120,000 in 2024.

The Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast an advisory vote on executive compensation (a Say-on-Pay proposal) every three years. At our annual meeting of stockholders held in April 2023, a substantial majority of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal. The Human Capital Management and Compensation Committee believes this affirms the stockholders’ support of our approach to executive compensation. The stockholders voted to hold a Say-on-Pay advisory vote on executive compensation every three years, and the Board resolved to accept the stockholders’ recommendation. As a result, the advisory vote on executive compensation is being held again at the 2026 Annual Meeting of Stockholders. The Human Capital Management and Compensation Committee will continue to consider the outcome of our Say-on-Pay votes when making future compensation decisions for our executive officers.

2025 ANNUAL PROXY STATEMENT

Equity Award grant policies

Equity awards are discretionary and are generally granted to our named executive officers in the first quarter of the applicable fiscal year. In certain circumstances, including the hiring or promotion of an officer, the Human Capital Management and Compensation Committee may approve grants to be effective at other times. RPC does not currently grant stock options to its employees. The Human Capital Management and Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2024, and RPC does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Policies Regarding Stock Ownership by Executive Officers

Stock Ownership Requirements

Stock Ownership Guidelines (the Guidelines) for our executive officers and other key executives was adopted by the Human Capital Management and Compensation Committee to align the interests of our executives with the interests of our stockholders and are summarized as follows:

>	President and Chief Executive Officer – Ownership equal to 4 times base salary;
>	Chief Financial Officer – Ownership equal to 3 times base salary; and
>	Executive Chairman of the Board – Ownership equal to 4 times base salary.

Participants under the Guidelines have a period of five years in which to satisfy the Guidelines from the date of appointment to a qualifying position. Participants who become subject to these Guidelines will have their individual ownership requirement established based upon their base salary at the time they became subject to the Guidelines and the Company’s average closing common stock price for the prior calendar year. The share values are recalculated each year. Promotions into a different position category will require recalculation of a participant’s ownership requirements as appropriate. Once established, a participant’s ownership requirement does not change as a result of changes in their base salary.

Shares counted toward this requirement will be based on shares beneficially owned by such participant (as beneficial ownership is defined by the SEC’s rules and regulations) including:

>	shares owned outright by the participant (including through open market purchases or acquired and held upon vesting of Company equity awards);
>	unvested RSAs; and
>	shares held in trust in the participant’s name.

Once achieved, ownership of the amount under the Guidelines must be maintained for as long as the participant is subject to the Guidelines and the participant is required to retain a minimum of 20% of any future equity awards.

Prohibition on Hedging and Pledging of Common Stock

Under our Insider Trading Policy, we prohibit our employees, including our NEOs and the members of our Board of Directors, from hedging or pledging or otherwise encumbering individually owned or granted Company securities.

2025 ANNUAL PROXY STATEMENT

Clawback Policy

Our Board has adopted a “Policy Relating to Recovery of Erroneously Awarded Compensation” that complies with the NYSE clawback rules which were required by SEC Rule 10D-1. Under this policy, in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the policy requires that the Human Capital Management and Compensation Committee, to the extent legally permitted and pursuant to the terms of the policy, recover from current and former Section 16 officers any incentive-based compensation, as defined in the NYSE’s clawback rules, received by such officers that exceeds the amount of incentive-based compensation that otherwise would have been received had such incentive based compensation been determined according to the applicable accounting restatement.

Tax Deductibility of Compensation

As a result of the Tax Cuts and Jobs Act, starting with compensation payable in 2018, Section 162(m) of the Internal Revenue Code limits us from deducting compensation, including performance-based compensation, in excess of $1,000,000 paid to an individual NEO. The Human Capital Management and Compensation Committee will continue to retain full discretion to award compensation packages that best attract, retain and reward successful executive officers. Therefore, the Human Capital Management and Compensation Committee anticipates that it will award compensation that is not fully deductible under Section 162(m).

Compensation-Related Risk

The Company regularly assesses the risks related to our compensation programs, including our executive compensation programs and does not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Incentive award targets and bonus opportunities, including targets and opportunities under outstanding PSUs are reviewed annually, allowing the Committee to maintain an appropriate balance between rewarding high performance without encouraging excessive risk.

2025 ANNUAL PROXY STATEMENT

HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE REPORT

The Human Capital Management and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and based on such review and discussions the Human Capital Management and Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Human Capital Management and
Compensation Committee of the Board of Directors

Jerry W. Nix, Chairman

Patrick J. Gunning

John F. Wilson

This report of the Human Capital Management and Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

2025 ANNUAL PROXY STATEMENT

EXECUTIVE COMPENSATION

There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments, other than annual cash incentives, restricted stock awards and performance unit grants. The following table provides information regarding the annual and long-term compensation for services in all capacities paid to each of our named executive officers for the years indicated below.

SUMMARY COMPENSATION TABLE

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
				Incentive	Deferred
			Stock	Plan	Compensation	All Other
		Salary	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)	($)	($)
Ben M. Palmer (3)	2024	600,000	1,224,900	—	—	29,930	1,854,830
President and	2023	600,000	998,400	768,000	—	25,050	2,391,450
Chief Executive Officer	2022	543,750	804,600	900,000	—	24,040	2,272,390

Michael L. Schmit (3)	2024	340,000	459,338	—	—	29,930	829,268
Vice President,	2023	300,000	441,600	268,800	—	11,030	1,021,430
Chief Financial Officer, Treasurer	2022	186,460	312,900	315,000	—	5,310	819,670
and Corporate Secretary

Richard A. Hubbell (3)	2024	500,000	816,600	—	—	35,100	1,351,700
Executive Chairman	2023	500,000	720,000	640,000	—	33,690	1,893,690
of the Board	2022	668,750	670,500	750,000	—	49,110	2,138,360
(1)	Represents the fair value of the award at the date of grant computed in accordance with ASC Topic 718. See Note titled “Employee Benefit Plans” to our Financial Statements contained in our Form 10-K for the period ended December 31, 2024 for a discussion of assumptions used in these computations. For this computation, we do not include an assumption for estimated forfeitures. For the PSUs, the fair value presented assumes that all of the awards will pay out at target levels with no adjustment for the TSR modifier. If the maximum level of performance is achieved, including maximum upward adjustment pursuant to the TSR Modifier, the grant date fair values of the PSUs would be $627,120 for Mr. Palmer; $235,170 for Mr. Schmit; and $418,080 for Mr. Hubbell. Grant date fair value is comprised of the $963,600 related to RSAs and $261,300 related to PSUs for Mr. Palmer, $361,350 related to RSAs and $97,988 related to PSUs for Mr. Schmit, and $642,400 related to RSAs and $174,200 related to PSUs for Mr. Hubbell.
(2)	Annual incentive compensation is accrued in the fiscal year earned and paid in the following fiscal year. No bonuses were earned for 2024.
(3)	Prior to May 17, 2022, Richard A. Hubbell served as the President and Chief Executive Officer and Ben M. Palmer served as the Vice President, Chief Financial Officer, Treasurer and Corporate Secretary. Michael L. Schmit has served as the Chief Financial Officer, Treasurer and Corporate Secretary since May 17, 2022.
(4)	All other compensation for 2024 includes the following items for:
Ben M. Palmer:	Includes 401(k) Plan Company match of $15,520 and allowance for automobile of $14,400.
Michael L. Schmit:	Includes 401(k) Plan Company match of $15,520 and allowance for automobile of $14,400.
Richard A. Hubbell:

Includes 401(k) Plan Company match of $15,520, cost of personal use of Company provided automobile of $14,736, cost of dining club dues, and insurance and cost of gasoline for the Company provided automobile.

2025 ANNUAL PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS in 2024

								All Other	Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Stock Awards:	Fair Value
		Under Non-Equity			Under Equity			Number of	of Stock
		Incentive Plan Awards(1)			Incentive Plan Awards(2)			Shares	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	RSA	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#) (3)	($)(4)
Ben M. Palmer	2/20/2024	300,000	600,000	1,200,000	—	—	—	—	—
	4/23/2024	—	—	—	15,000	30,000	60,000	—	261,300
	4/23/2024	—	—	—	—	—	—	120,000	963,600
Michael L. Schmit	2/20/2024	170,000	340,000	680,000	—	—	—	—	—
	4/23/2024	—	—	—	5,625	11,250	22,500	—	97,988
	4/23/2024	—	—	—	—	—	—	45,000	361,350
Richard A. Hubbell	2/20/2024	250,000	500,000	1,000,000	—	—	—	—	—
	4/23/2024	—	—	—	10,000	20,000	40,000	—	174,200
	4/23/2024	—	—	—	—	—	—	80,000	642,400
(1)	These amounts illustrate the potential bonus awards under the Management Incentive Plan for 2024. See Summary Compensation Table for actual amounts awarded.
(2)	PSUs are earned based upon the Company’s performance, over a three-year period, in each case subject to a potential adjustment based upon the application of the TSR modifier. The Maximum and Threshold amounts do not include the upward or downward TSR modifier adjustment of 20%. If applied, the maximum amount and threshold amount of PSUs is 134,500 units and 27,625 units, respectively. PSUs entitled to certain Dividend Equivalents as described in the section titled Compensation, Discussion and Analysis – Long Term Incentive Compensation section.
(3)	These amounts represent shares underlying RSAs granted during 2024 that vest ratably over three years. RSAs have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged.
(4)	These amounts represent aggregate grant date fair value for grants of RSAs and PSUs awarded in fiscal year 2024 under our SIP computed in accordance with ASC Topic 718. The amounts reported with respect to PSUs are based on the probable outcome of the performance conditions as of the grant date, which is estimated at target, with no adjustment for the TSR modifier. Actual payouts may be different based on the Company’s performance. Please see footnote (1) to the Summary Compensation Table for additional details.

We have not issued any stock options since 2003 and have no immediate plans to issue additional stock options.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

The Company does not have any outstanding option awards made in prior years to the executives named in our Summary Compensation Table. The table below sets forth the total number of unearned and unvested shares underlying PSUs that remained outstanding at December 31, 2024, as adjusted based upon achievement against performance targets to date, as well as restricted shares of Common Stock outstanding at December 31, 2024 that were granted in prior years to the executives, but had not yet vested on that date. The table also presents market values of those awards, calculated based on the $5.94 closing price of our Common Stock on December 31, 2024, the last trading day of the year.

2025 ANNUAL PROXY STATEMENT

Stock Awards
			Equity Incentive	Equity Incentive
	Number of	Market Value	Plan Awards:	Plan Awards:
	Shares or	of Shares or	Number of	Market or Payout
	Units of	Units of	Unearned Shares,	Value of Unearned
	Stock That	Stock That	Units or Other	Shares, Units or Other
	Have Not	Have Not	Rights That	Rights That Have
	Vested	Vested	Have Not Vested	Not Vested
Name	(#) (1)	($)	(#) (2)	($)
Ben M. Palmer	309,500	1,838,430	43,000	255,420
Michael L. Schmit	91,875	545,738	17,000	100,980
Richard A. Hubbell	282,187	1,676,191	29,375	174,488
(1)	RSAs granted prior to 2023 vested one-fifth per year beginning on the second anniversary of the grant date. RSAs granted in 2023 vest one-fourth per year beginning on the first anniversary of the grant date. RSAs granted in 2024 vest one-third per year beginning on the first anniversary of the grant date. Shares of RSAs granted to the executive officers that have not vested as of December 31, 2024, are summarized in the table that follows:

Name		Number of shares	Grant date	Date fully vested
Ben M. Palmer	RSA	10,000	1/22/2019	1/22/2025
	RSA	26,800	1/28/2020	1/28/2026
	RSA	40,200	1/26/2021	1/26/2027
	RSA	54,000	5/18/2022	1/26/2027
	RSA	58,500	1/24/2023	1/24/2027
	RSA	120,000	4/23/2024	1/23/2027
	PSU (2)	13,000	1/24/2023	1/24/2025
	PSU (2)	30,000	4/23/2024	1/23/2026

Michael L. Schmit	RSA	21,000	5/18/2022	1/26/2027
	RSA	25,875	1/24/2023	1/24/2027
	RSA	45,000	4/23/2024	1/23/2027
	PSU (2)	5,750	1/24/2023	1/24/2025
	PSU (2)	11,250	4/23/2024	1/23/2026

Richard A. Hubbell	RSA	15,000	1/22/2019	1/22/2025
	RSA	40,000	1/28/2020	1/28/2026
	RSA	60,000	1/26/2021	1/26/2027
	RSA	45,000	5/18/2022	1/26/2027
	RSA	42,187	1/24/2023	1/24/2027
	RSA	80,000	4/23/2024	1/23/2027
	PSU (2)	9,375	1/24/2023	1/24/2025
	PSU (2)	20,000	4/23/2024	1/23/2026

(2)	PSU amounts disclosed above are at threshold for 2023 and target for 2024 with no adjustment for the TSR modifier. The actual number of shares and value realized may be different from the number presented and will depend upon the company’s actual achievement with respect to the performance criteria and our relative TSR over a three-year performance period. For more information regarding the PSUs, see section titled Compensation Discussion and Analysis – Long-term Incentive Compensation.

2025 ANNUAL PROXY STATEMENT

OPTION EXERCISES AND STOCK VESTED

The following table sets forth:

>	the number of shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the exercise of stock options during the fiscal year ended December 31, 2024;
>	the aggregate dollar amount realized on the exercise date for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;
>	the number of restricted shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the vesting of shares during the fiscal year ended December 31, 2024;
>	the aggregate dollar amount realized on the vesting date for such RSAs computed by multiplying the number of shares vested by the market value of the shares on the vesting date; and
>	the market value of shares was based on the closing price for the Company’s Common Stock on the date of exercise or vesting, as the case may be. The value realized for awards set forth in the table is calculated in accordance with SEC rules as described above, without regard to whether the NEO has actually transferred the stock or when; accordingly, the actual value realized by the NEOs may be greater or lesser than what is set forth in the table.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
Ben M. Palmer	—	—	93,063	670,001
Michael L. Schmit	—	—	15,625	115,005
Richard A. Hubbell	—	—	80,300	581,048

2025 ANNUAL PROXY STATEMENT

BENEFIT PLANS

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the Retirement Income Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Pension Benefits

The Company’s Retirement Income Plan, a trusteed defined benefit pension plan, that provide monthly benefits upon normal retirement at age 65 to eligible employees, was fully terminated in 2023.

401(k) Plan

Effective July 1, 1984, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code. The Company makes matching contributions of 100% for each dollar ($1.00) of a participant’s contribution to the 401(k) Plan for the first three percent of his or her annual compensation and fifty cents ($0.50) for each dollar ($1.00) for the next three percent of his or her annual compensation. The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant’s account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant’s vested accrued benefit is payable upon his termination of employment, retirement, total and permanent disability, or death. During the course of employment, a participant may withdraw his or her pre-tax contributions to the extent of certain specified instances of financial hardship and may withdraw any amount from his or her pre-tax contribution account for any reason after attaining age 59½. Amounts contributed by the Company to the accounts of the Named Executive Officers under this plan are reported in the All Other Compensation column of the Summary Compensation Table of this Proxy Statement.

NONQUALIFIED DEFERRED COMPENSATION

The SRP has been established as a nonqualified plan that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code) for the cash contributions made to certain longer serviced employees in lieu of freezing the Retirement Income Plan benefit accruals effective in 2002; the SRP also has a compensation deferral option for eligible employees. The contributions and deferrals to the SRP are invested in funds held in a rabbi trust.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)(1)	($)	($)	($)	($)
Ben M. Palmer	41,040	—	175,330	—	1,451,638
Michael L. Schmit	—	—	—	—	—
Richard A. Hubbell	—	—	59,054	—	615,839
(1)	Represents the portion of base salary for 2024 disclosed in the Summary Compensation Table which has been deferred by the executive officer pursuant to the SRP.

2025 ANNUAL PROXY STATEMENT

The deferral option provides that participants may defer up to 50% of their base salary and up to 100% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. All of the salary and bonus deferrals are fully vested. Accounts are credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain “Measurement Funds.” Account values are calculated as if the funds from deferrals and contributions had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant’s selection. The benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company’s other unsecured and unsubordinated indebtedness. To the extent that the Company’s obligations under the SRP exceed assets available under the trust, the Company may be required to seek additional funding sources to fund its liability under the SRP. In the fourth quarter of 2024, the Board of Directors approved the termination of the SRP. Pursuant to the Internal Revenue Service rules, participant balances will be distributed between 12 and 24 months after termination of the SRP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon termination of employment or change in control of the Company as of December 31, 2024. Amounts presented in the table include amounts to which the NEOs would become entitled as of such date pursuant to their currently held, but unvested RSAs as well as PSUs.

The table does not include the value of amounts payable under the SRP. The SRP has was terminated in the fourth quarter of 2024 and participant balances will be paid out between 12 and 24 months after termination of the SRP. These amounts have been disclosed under the Nonqualified Deferred Compensation section of this Proxy Statement. The table also does not include the value of benefits that are provided on the same basis to substantially all other salaried employees. There are no other agreements, arrangements or plans that entitle Executive Officers to severance, perquisites, or other enhanced benefits upon termination of their employment or change in control except as described here. Additional payments or benefits to a terminating executive officer would be at the discretion of the Human Capital Management and Compensation Committee.

2025 ANNUAL PROXY STATEMENT

The terms and vesting of RSAs and PSUs are discussed in the Outstanding Equity Awards At 2024 Fiscal Year-End section of this Proxy Statement. The values presented in the table below were calculated using the closing market price of $5.94 per share for our Common Stock as of December 31, 2024, which was the last trading day in fiscal year 2024.

	Stock Awards
	Number of shares underlying	Number of shares underlying	Unrealized value
	unvested stock	unvested stock	of
	PSU	RSA	unvested stock
Name	(#)	(#)	($)
Ben M. Palmer
· Retirement	—	—	—
· Disability	43,000	101,732	859,708
· Death	43,000	309,500	2,093,850
· Change in control	43,000	309,500	2,093,850
Michael L. Schmit
· Retirement	—	—	—
· Disability	17,000	24,190	244,669
· Death	17,000	91,875	646,718
· Change in control	17,000	91,875	646,718
Richard A. Hubbell
· Retirement	—	77,058	457,725
· Disability	29,375	109,982	827,781
· Death	29,375	282,187	1,850,678
· Change in control	29,375	282,187	1,850,678

Accrued Pay and Regular Retirement Benefits

The amounts shown in the preceding table do not include the following since they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

>	Accrued salary and vacation pay; and
>	Distributions of plan balances under the 401(k) Plan.

change in control or severance

Upon termination, the Executive Officers will receive a distribution of the balance in their SRP account. These amounts are disclosed under the Nonqualified Deferred Compensation section of this Proxy Statement.

Change-in-Control or Severance. The Company does not have any severance agreements with its Executive Officers. However, upon the occurrence of a “Change in Control,” as determined by the Board of Directors, all unvested time-lapse restricted stock shall immediately vest as disclosed above. In addition, the Committee has discretion to determine the treatment of PSUs upon a change in control, and it currently intends that all PSUs will pay out upon change in control in the same manner as upon death or disability.

2025 ANNUAL PROXY STATEMENT

PAY RATIO DISCLOSURE

The following table shows the annual disclosure of the ratio of the median employee’s total annual compensation to the total annual compensation of the principal executive officer (PEO). Ben M. Palmer has served as the Company’s PEO during the year ended December 31, 2024. The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. The Company believes its compensation philosophy and process yield an equitable result.

Median Employee total annual compensation	$101,161
PEO total annual compensation	$1,854,830
Ratio of PEO to Median Employee Compensation	18.3:1

The Company identified the median employee as of December 31, 2023, and there have been no significant changes to its employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure since that date. The compensation disclosed above represents the total annual compensation of the median employee for the year ended December 31, 2024. Employees from our foreign subsidiaries, which are located in North America and Asia, and both of which combined were less than 5% of our total employees, were excluded, as permitted by SEC rules, under the “de minimis” exception. In order to identify the median employee from our employee population as of December 31, 2023, we reviewed the 2023 total compensation that included base salary, bonuses and long-term equity incentive grants as reflected in the annual compensation statements provided to each employee as part of the year-end compensation process. Employees on leave of absence were also excluded from the list and wages and salaries were annualized for those employees that were not employed for the full year of 2023 (other than seasonal or temporary employees). The median employee was selected from the annualized list. For simplicity, the value of the Company’s 401(k) Plan and medical benefits provided was excluded as all employees including the PEO are offered the exact same benefits. As of December 31, 2024, the Company employed 2,597 persons of which 67 were international employees and were employed in Canada (47), Mexico (9), Saudi Arabia (4), Australia (2), India (2), Russia (1), UAE (1), Trinidad (1).

We believe that the pay ratio disclosure presented above is a reasonable estimate of the required disclosure. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to the pay ratios reported by other companies.

2025 ANNUAL PROXY STATEMENT

PAY VERSUS PERFORMANCE

In accordance with the SEC’s regulations, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company and certain of its peers for the years 2024, 2023, 2022, 2021 and 2020. For further information concerning the Company’s compensation philosophy see section titled Compensation Discussion and Analysis (CD&A).

					Average	Average
					Summary	Summary	Value of Initial Fixed $100
					Compensation	Compensation	Investment Based On:
	Summary	Summary			Table Total	Actually Paid				Operating
	Compensation	Compensation	Compensation	Compensation	for Non-PEO	to Non-PEO		Peer Group	Net	Cash
	Table Total	Table Total	Actually Paid	Actually Paid	Named	Named	Total	Total	Income/	Flow
	for first	for second	to first	to second	Executive	Executive	Shareholder	Shareholder	(Loss)	(OCF) (5)
Year	PEO (1)	PEO (1)	PEO (2)	PEO (2)	Officers (1)	Officers (3)	Return	Return (4)	(in millions)	(in millions)
	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
2024	—	1,854,830	—	1,200,924	1,090,484	711,322	119	117	91	13
2023	—	2,391,450	—	1,946,938	1,457,560	1,168,921	140	145	195	200
2022	2,138,360	2,272,390	3,327,790	3,062,704	819,670	819,320	167	158	218	208
2021	1,371,410	—	1,913,830	—	733,150	1,164,372	87	91	7	23
2020	1,275,559	—	696,697	—	818,133	875,186	60	75	(212)	(62)

(1)	Amounts disclosed for the first Principal Executive Officer (PEO), second PEO and other Non-PEO Named Executive Officers relate to reported compensation as follows:
>	Richard A. Hubbell – was the President and Chief Executive Officer through May 17, 2022, and for the years 2021 and 2020. He has been Executive Chairman of the Board Officer since May 17, 2022. His total compensation for 2022, 2021 and 2020 has been disclosed as amounts related to first PEO. For 2024 and 2023, his compensation has been included in amounts related to Non-PEO Named Executive Officers.
>	Ben M. Palmer – is named PEO for 2024 and been the President and Chief Executive Officer effective May 17, 2022, and was Vice President, Chief Financial Officer and Corporate Secretary prior. For 2024, 2023 and 2022, his total compensation has been disclosed as amounts related to second PEO. For 2021 and 2020, his compensation has been disclosed in amounts related to Non-PEO Named Executive Officers.
>	Michael L. Schmit – has been Vice President, Chief Financial Officer and Corporate Secretary effective May 17, 2022, and his compensation has been included in amounts related to Non-PEO Named Executive Officers for 2024, 2023 and 2022.
>	Randall R. Rollins – was the Executive Chairman of the Board until his passing in August 2020; his compensation until his death has been included in the amounts related to Non-PEO Named Executive Officers for that year.
(2)

The dollar amounts reported represent the amount of Compensation Actually Paid (CAP), computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. To calculate the amounts in the CAP to PEO column in the table above, the following amounts were deducted from or added to (as applicable) the Total compensation as reported in the Summary Compensation Table (SCT):

	Reported	Reported		Reported	Reported	Equity	Equity
	Summary	Summary	Pension	Value of	Value of	Award	Award
	Compensation	Compensation	Adjustments	Equity	Equity	Adjustments	Adjustments	Compensation	Compensation
	Table Total for	Table Total for	to First	Awards to	Awards to	to first	to second	Actually Paid	Actually Paid
	first PEO (a)	second PEO (a)	PEO (b)	first PEO (c)	second PEO (c)	PEO (d)	PEO (d)	to first PEO	to second PEO
Year	($)	($)	($)	($)	($)	($)	($)	($)	($)
2024	—	1,854,830	—	—	(1,224,900)	—	570,994	—	1,200,924
2023	—	2,391,450	—	—	(998,400)	—	553,888	—	1,946,938
2022	2,138,360	2,272,390	—	(670,500)	(804,600)	1,859,930	1,594,914	3,327,790	3,062,704
2021	1,371,410	—	—	(387,000)	—	929,420	—	1,913,830	—
2020	1,275,559	—	(7,322)	(459,000)	—	(112,540)	—	696,697	—
(a)	The amounts disclosed represent the amounts reported as Total Compensation in the SCT.
(b)	The actuarial present value of $7,322 attributable to Richard A. Hubbell and contained in the Pension Adjustments to First PEO Column of the SCT in 2020 has been deducted computing his CAP for that year. The Company’s defined benefit pension plan was frozen in 2002 and therefore no adjustments need to be made in computing the CAP.
(c)	Represents the grant date fair value of the equity awards reported in the Stock Awards column of the SCT.

2025 ANNUAL PROXY STATEMENT

(d)	Represents the year-over-year change in the fair value of equity awards, as shown below. For 2022, the change in fair value of equity awards has been attributed to the Named Executive Officer who was PEO as of December 31, 2022:

	2024	2023	2022 - First PEO	2022 - Second PEO	2021	2020
Fair Value of	($)	($)	($)	($)	($)	($)
Equity awards granted in Current Fiscal Year (CFY) outstanding and unvested as of end of CFY	891,000	757,120	666,750	800,100	454,000	315,000
Change in prior year awards outstanding and unvested as of end of CFY	(365,990)	(266,938)	1,096,200	730,800	305,800	(382,470)
Change in prior year awards that vested in current year	(3,536)	20,538	83,900	53,694	169,620	(45,070)
Dividends paid	49,520	43,168	13,080	10,320	—	—
Total Equity Award Adjustments	570,994	553,888	1,859,930	1,594,914	929,420	(112,540)

(3)

The dollar amounts reported represent the amount of CAP, computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our Non-PEO Named Executive Officers during the applicable year. To calculate the amounts in the CAP to Non-PEO Named Executive Officers column in the table above, the following amounts were deducted from or added to (as applicable) the Total Compensation as reported in the SCT:

	Average	Reported	Equity	Average Summary
	Summary Compensation	Value of Average Equity	Award Adjustments to	Compensation Actually
	Table Total for Non-PEO	Awards to Non-PEO Named	Non-PEO Named	Paid to Non-PEO Named
	Named Executive Officers (a)	Executive Officers (b)	Executive Officers (c)	Executive Officers
Year	($)	($)	($)	($)
2024	1,090,484	(637,969)	258,807	711,322
2023	1,457,560	(580,800)	292,161	1,168,921
2022	819,670	(312,900)	312,550	819,320
2021	733,150	(259,290)	690,512	1,164,372
2020	818,133	(383,265)	440,318	875,186
(a)	The amounts disclosed represent the average of the total amounts attributable to all non-PEO Named Executive Officers for the period each served, as included in the amounts reported as Total Compensation in the SCT.
(b)	Represents the average grant date fair value of the equity awards reported in the Stock Awards column of the SCT.
(c)	Represents the average year-over-year change in the fair value of equity awards, as shown below. For 2020, awards granted and vested in same CFY represents restricted shares granted to R. Randall Rollins that vested immediately upon his death pursuant to the terms of the restricted stock grants.

	2024	2023	2022	2021	2020
Fair Value of	($)	($)	($)	($)	($)
Equity awards granted in Current Fiscal year (CFY) outstanding and unvested as of end of CFY	464,063	440,440	311,150	304,180	263,025
Change in prior year awards outstanding and unvested as of end of CFY	(232,060)	(190,584)	—	201,272	(122,474)
Awards granted and vested in same CFY	—	—	—	—	173,000
Change in prior year awards that vested in current year	(3,121)	13,685	—	185,060	126,767
Dividends paid	29,925	28,620	1,400	—	—
Total Equity Award Adjustments	258,807	292,161	312,550	690,512	440,318

(4)

Reflects cumulative total shareholder return of the Peer Group as of December 31, 2024, calculated over the measurement period beginning as of December 31, 2019, established by the market close on that day through and including the end of 2024. The Peer Group used by the Company is the same as the one identified for purposes of Item 201(e) of Regulation S-K under the Exchange Act in its Form 10-K for the year ended December 31, 2024.

(5)

OCF is computed as EBITDA minus cash paid for capital expenditures, plus discretionary adjustments. In 2023 discretionary adjustments totaled approximately $24.5 million related to pension plan termination, litigation settlement and expenses related to acquisitions for the year 2024. OCF for 2020 was calculated as EBITDA minus cash paid for capital expenditures plus discretionary adjustments totaling approximately $217 million related to impairment and other charges. There were no discretionary adjustments in computing OCF for the years 2024, 2022 and 2021.

2025 ANNUAL PROXY STATEMENT

Financial Performance Measures

The Company has used OCF as the primary performance measure for 2024 and 2023. ROIC was used as the primary performance measurement for several years. ROIC is computed as the ratio of EBITDA to invested capital and was used for the years 2022, 2021 and 2020. Invested capital is equal to the aggregate average of stockholders’ equity, accumulated depreciation and long-term liabilities during each of the applicable years. The Company used the following performance measures for 2024:

>	Net Income;
>	OCF – calculated as EBITDA minus cash paid for capital expenditures;
>	EBITDA; and
>	Total Shareholder Return.

See section titled Compensation Discussion and Analysis – Long Term Incentive Compensation for the performance goals used to grant PSUs in 2024.

Relationship between CAP and financial measures reported in the table

The Company’s TSR has performed consistently with the Peer Group over the five-year period ending in 2024. The Company reported lower net income in 2024 compared to the previous year; net income in 2024 was higher than net income for years 2021 and 2020. For 2024, the Company did not achieve the threshold OCF performance level.

The following graphs reflect the CAP paid to our PEOs and other Non-PEO Named Executive Officers over the five-year period ended December 31, 2024 and the performance of the Peer Group, and show the Company’s TSR, net income and OCF results over the same period.

2025 ANNUAL PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Executive Officers and Directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.

Delinquent Section 16(a) Reports: Based on our review of the filed copies of such forms, we believe that during the fiscal year ended December 31, 2024, all filing requirements applicable to our Executive Officers, Directors and greater than 10% beneficial owners were timely satisfied.

2025 ANNUAL PROXY STATEMENT

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of February 28, 2025 by:

>	Each of our Named Executive Officers;
>	Each of our Directors and Director nominees;
>	All of our current Executive Officers, Directors and Director nominees as a group; and
>	Each stockholder or group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who beneficially owned five percent or more of the shares of Common Stock of the Company.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Unless otherwise indicated, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o of RPC, Inc., 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329. The information provided in the table below is based on our records, information filed with the SEC, on which we are relying pursuant to applicable SEC regulations, and information provided to us.

	Amount		Percent of
	Beneficially		Outstanding
Name of Beneficial Owner	Owned(1)		Shares
Named Executive Officers:
Ben M. Palmer	1,075,869	(2)	**
Michael L. Schmit	167,599	(3)	**
Richard A. Hubbell	3,196,462	(4)	1.5
Director and Director Nominees:
Gary W. Rollins (5)	119,205,608	(6)	55.2
Amy R. Kreisler (5)	4,338,498	(7)	2.0
Pamela R. Rollins (5)	3,394,263	(8)	1.6
Timothy C. Rollins	3,309,019	(9)	1.5
Jerry W. Nix	16,206		**
Patrick J. Gunning	23,206		**
Susan R. Bell	21,706		**
Stephen E. Lewis	—		**
John F. Wilson	17,206		**
Other Stockholders:
BlackRock Institutional Trust Company, N.A.	13,094,700	(10)	6.1
Dimensional Fund Advisors, L.P.	11,620,598	(10)	5.4
The Vanguard Group, Inc.	10,862,226	(10)	5.0
Control Group	126,189,213	(11)	58.4
All Directors and Executive Officers as a group (11 persons)	130,707,467	(12)	60.5
**	Less than one percent.
(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2)	Includes 354,200 shares of restricted stock awards of Company Common Stock.

2025 ANNUAL PROXY STATEMENT

(3)	Includes 132,650 shares of restricted stock awards of Company Common Stock.
(4)	Includes 273,459 shares of restricted stock awards of Company Common Stock.
(5)	Amy R. Kreisler, Pamela R. Rollins and Timothy C. Rollins are siblings and are the nieces and nephew of Gary W. Rollins.
(6)	Includes the following shares of Company Common Stock: (a) 6,593 shares of the Company Common Stock held in a charitable trust of which he is a co-trustee and as to which he shares voting and investment power; (b) 78,801,255 shares held by LOR, Inc., a Georgia corporation (Gary W. Rollins is an officer and director of LOR, Inc. and has a 50% voting interest in it); (c) 3,160,819 shares held by RFT Investment Company, LLC, a Georgia limited liability company (LOR, Inc. is the manager of RFT Investment Company, LLC); (d) 15,677,032 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR, Inc. is the managing member of RCTLOR, LLC); (e) 4,815,173 shares held by WNEG Investments, L.P., a Georgia limited partnership (Gary W. Rollins is the sole member of the sole general partner of WNEG Investments, L.P.); (f) 3,224,505 shares held by revocable trust established by Gary W. Rollins, of which he is the sole trustee; and (g) 8,303,544 shares held by three trusts (the “Rollins Family Trusts”) for the benefit of the surviving spouse, children and/or more remote descendants of his deceased brother, R. Randall Rollins. Also includes 10,970 shares of Company Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest. Mr. Rollins is part of a control group (see footnote (11) to this table) holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(7)	Includes the following shares of Company Common Stock: (a) 1,859,279 shares of Company Common Stock held in a charitable trust of which she is a co-trustee and the Executive Director and (b) 192,224 shares held by multiple trusts benefiting the grandchildren and more remote descendants of her deceased father, R. Randall Rollins (Ms. Kreisler is a trustee of each such trust). Excludes 1,171 shares held by the R. Randall Rollins Voting Trust U/A dated August 25, 1994, as to which Ms. Kreisler is a co-trustee. Ms. Kreisler is part of a control group (see footnote (11) to this table) holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(8)	Includes the following shares of Company Common Stock: (a) 1,859,279 shares of Company Common Stock held in a charitable trust of which she is a co-trustee and (b) 437,819 shares held by multiple trusts benefiting the grandchildren and more remote descendants of her deceased father, R. Randall Rollins (Ms. Rollins is a trustee of each such trust). Excludes 1,171 shares held by the R. Randall Rollins Voting Trust U/A dated August 25, 1994, as to which Ms. Rollins is a co-trustee. Ms. Rollins is part of a control group (see footnote (11) to this table) holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(9)	Includes the following shares of Company Common Stock: (a) 1,859,279 shares of Company Common Stock held in a charitable trust of which he is a co-trustee, (b) 387,645 shares held by multiple trusts benefiting the grandchildren and more remote descendants of his deceased father, R. Randall Rollins (Mr. Rollins is a trustee of each such trust), and (c) 54,323 shares held of record by a minor child over which Mr. Rollins possesses voting and dispositive power. Also includes 1,530 shares of Company Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest. Excludes 1,171 shares held by the R. Randall Rollins Voting Trust U/A dated August 25, 1994, as to which Mr. Rollins is a co-trustee. Mr. Rollins is part of a control group (see footnote (11) to this table) holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission. Based on most recently filed 13F.
(10)	Based on most recently filed 13F.
(11)	Control group includes Gary W. Rollins, Pamela R. Rollins, Amy R. Kreisler and Timothy C. Rollins, and certain companies under their control, that possess in excess of 50% of the Company’s voting power. See footnotes (6), (7), (8), (9) & (12) to this table for additional information.
(12)	Shares held in trusts as to which more than one officer and/or director are co-trustees or entities in which there is common ownership have been included only once. Includes 760,309 shares of restricted stock awards for Company Common Stock awarded and issued to the executive officers pursuant to the Company’s Stock Incentive Plans.

2025 ANNUAL PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company provides certain administrative services to Marine Products on a cost reimbursement basis and the arrangement may be terminated upon six months’ notice. The services include administration of certain employee benefit programs and other administrative services. Charges from the Company (or from corporations which are subsidiaries of the Company) for such services aggregated approximately $1.1 million in 2024.

RPC and Marine Products own 50% each of a limited liability company called 255 RC, LLC that was created for the joint purchase and ownership of a corporate aircraft. Each of RPC and Marine Products is currently a party to an operating lease agreement with 255 RC, LLC for a period of five years. During 2024, RPC recorded certain net operating costs comprised of rent and an allocable share of fixed costs of approximately $230 thousand for the corporate aircraft.

During 2024, a subsidiary of RPC conducted business with companies owned by LOR, Inc., a member of the control group. Mr. Gary W. Rollins, a director at RPC, is an officer, director and controlling stockholder of LOR, Inc., and Timothy C. Rollins, Vice President of LOR, Inc., Pamela R. Rollins, Director of LOR, Inc., and Amy R. Kreisler, Vice President of LOR Inc., are part of the controlling stockholders of LOR, Inc. Payments totaling approximately $1.6 million were made in 2024 to these LOR, Inc. companies primarily for the purchase of parts and repair services related to certain of RPC’s oilfield operating equipment. RPC believes the charges incurred are at least as favorable as the charges that would have been incurred for similar purchases from unaffiliated third parties.

Related party transactions, as defined in Regulation S-K, Item 404(a), must be reviewed and approved in advance by our Nominating and Corporate Governance Committee or, in the event that our Nominating and Corporate Governance Committee does not consist of all independent directors, by a Subcommittee (the Subcommittee) of the Nominating and Corporate Governance Committee consisting of all of the independent members thereof. As set forth in the Charter of our Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee has the authority and responsibility to ensure that it approve all related party transactions, including material amendments that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Nominating and Corporate Governance Committee also has the authority to hire legal, accounting, financial or other advisors, as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. These same rights and responsibilities apply equally to the Subcommittee. A copy of the Charter of the Nominating and Corporate Governance Committee is available on our website at www.rpc.net under the Governance section. All related party transactions for the fiscal year ended December 31, 2024 were reviewed, pre-approved and/or ratified by the Nominating and Corporate Governance Committee in accordance with the Charter.

2025 ANNUAL PROXY STATEMENT

STOCKHOLDER PROPOSALS

AND BOARD NOMINATIONS

Appropriate proposals of stockholders intended to be presented at the Company’s 2026 Annual Meeting of Stockholders must be received by the Company by November 12, 2025 in order to be included, pursuant to Rule 14a-8 promulgated under the Exchange Act, in the Company’s proxy statement and form of proxy relating to that meeting. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 22, 2026, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received. Stockholders desiring to present business at the 2026 Annual Meeting of Stockholders outside of the stockholder proposal rules of Rule 14a-8 of the Exchange Act and instead pursuant to Article Twenty-Seventh of the Bylaws must prepare a written notice regarding such proposal addressed to The Corporate Secretary, RPC, Inc., 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and deliver to or mailed and received by no later than January 22, 2026 and no earlier than December 13, 2025. Stockholders should consult the Bylaws for other specific requirements related to such notice and proposed business.

With respect to stockholder nomination of directors, the Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: The Corporate Secretary, RPC, Inc., 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and be received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth, among other requirements specified in the Bylaws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Bylaws. Notices of nominations must be received by the Corporate Secretary of the Company no later than January 22, 2026 and no earlier than December 13, 2025, with respect to directors to be elected at the 2026 Annual Meeting of Stockholders.

In addition, a stockholder who intends to solicit proxies in support of director nominees submitted under the advance notice provisions of our Bylaws must provide notice to the Company with the information required by SEC Rule 14a-19, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 days prior to the one year anniversary date of the annual meeting (for the 2026 meeting, no later than February 22, 2026). Such notice should be delivered to our Corporate Secretary at our principal executive offices. If the date of the 2026 annual meeting is changed by more than 30 days from such anniversary date, however, then the stockholder must provide notice by the later of 60 days prior to the date of the 2026 annual meeting and the 10th day following the date on which public announcement of the date of the 2026 annual meeting is first made.

2025 ANNUAL PROXY STATEMENT

EXPENSES OF SOLICITATION

The Company will bear the cost of soliciting proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial stockholders of record. Solicitation of proxies will be made principally by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Alliance Advisors, LLC to provide proxy solicitation services for an estimated fee of approximately $18,000 plus reasonable out of pocket expenses.

ANNUAL REPORT

The Company’s Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, without exhibits, is being provided to stockholders with this Proxy Statement. The Annual Report is not considered proxy-soliciting material.

FORM 10-K

Upon the written request of any record or beneficial owner of the Company’s Common Stock whose proxy was solicited in connection with the 2025 Annual Meeting of Stockholders, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules (but without exhibits), for its fiscal year ended December 31, 2024. Requests for a copy of such Annual Report on Form 10-K should be addressed to Mr. Michael L. Schmit, Corporate Secretary, at RPC, Inc., 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329.

OTHER MATTERS

Our Board of Directors knows of no business other than the matters set forth herein which will be presented at the Annual Meeting. In as much as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Michael L. Schmit
Corporate Secretary
Atlanta, Georgia
March 12, 2025

2025 ANNUAL PROXY STATEMENT

CAUTION CONCERNING FORWARD- LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Proxy Statement, including statements regarding future operations are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” or the negative of these terms and similar expressions intended to identify forward-looking statements. Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements primarily on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and trends that we believe may affect us. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Proxy Statement, including our expectations for 2025, may not occur and actual results may differ materially and adversely from those anticipated or implied in the forward-looking statements. You should read this Proxy Statement with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. These forward-looking statements include, without limitation, that our corporate objective is to create long-term shareholder value by delivering world-class oilfield services to our customers with a conservative financial management approach, that we are exploring strategic acquisition opportunities to deploy our capital and increase our scale, that our new products represent an opportunity to differentiate RPC with innovation to drive customer outcomes, that we are poised to make investments to grow our business, which is a key strategic focus for us in 2025 and beyond, that we have internal initiatives underway to improve our execution and margins and will continue to invest in innovative new products and services, that we are also rigorously assessing opportunities to expand our business through potential acquisitions and look forward to finding the right strategic and cultural fit for RPC and ultimately executing on value-creating transactions, that we consistently deliver high quality services to our customers, provide safe and rewarding work for our employees, and returns to shareholders throughout the many cycles and challenges of our sector, These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk Factors” set forth in Part I, Item 1A of our 2024 Annual Report on Form 10-K and in our other SEC filings, which include, among other things, the dependence of our business on the oil and natural gas industries and related commodity pricing and volatility in oil and gas prices, potential reliance on large customers, adverse weather conditions, and the potential reliance on large customers, climate change and adverse weather conditions, our potential inability to identify accretive acquisitions and/or to integrate them cost effectively, and the potential impact on our business of wars and pandemics. Forward-looking statements speak only as of the date of this Proxy Statement, and you should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. While we believe that the information on which we have based these forward-looking statements provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

PLEASE FOLD ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) PROXY ANNUAL MEETING OF STOCKHOLDERS RPC, INC. APRIL 22, 2025 This Proxy is solicited by the Board of Directors of RPC, Inc., which recommends that you vote “FOR ALL” the nominees listed in Proposal 1 and “FOR” Proposal 2. The undersigned hereby constitutes and appoints RICHARD A. HUBBELL and BEN M. PALMER, and each of them, jointly and severally, as proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 22, 2025, at 12:15 p.m. ET, at 2170 Piedmont Road, NE, Atlanta, GA 30324, or any adjournment of the meeting. The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 12, 2025, and grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned's name, place, and stead. The undersigned instructs said proxies, or either of them, to vote as stated on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR ALL” THE NOMINEES NAMED IN PROPOSAL 1; AND “FOR” PROPOSAL 2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR JUDGMENT UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. HAVE YOUR PROXY CARD READY AND PLEASE USE ONE OF THE EASY VOTING METHODS BELOW Internet: www.aalvote.com/RES • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-804-9616 • Use any touch tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign, and date your Proxy Card • Fold and return your Proxy Card in the Prepaid Envelope provided In Person: • You may vote your shares in person at the 2025 Annual Meeting on April 22, 2025, at 12:15 p.m. ET at: 2170 Piedmont Road, NE, Atlanta, GA 30324 Scan QR Code for Digital Voting CONTROL NUMBER RPC, INC. Annual Meeting of Stockholders Tuesday, April 22, 2025, at 12:15 p.m. Eastern Time. Annual Meeting of Stockholders will be held at: 2170 Piedmont Road, NE, Atlanta, GA 30324.

PLEASE FOLD ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) Proposal 1. To elect nine Nominees for a one-year term (expiring in 2026) to the Board of Directors: ☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW INSTRUCTION: TO WITHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEE NAMES BELOW: NOMINEES: NOMINEES: (1) Susan R. Bell (6) Jerry W. Nix (2) Patrick J. Gunning (7) Ben M. Palmer (3) Richard A. Hubbell (8) Timothy C. Rollins (4) Amy R. Kreisler (9) John F. Wilson (5) Stephen E. Lewis Proposal 2. To ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending December 31, 2025. FOR ☐ AGAINST ☐ ABSTAIN ☐ Note: To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting. 2025 Date Signature(s) of Stockholders Number of Shares Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorneys, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Address change/Comments: If you noted any Address Changes and/or Comments, please mark box. ☐ CONTROL NUMBER PLEASE MARK YOUR VOTE AS THIS EXAMPLE